                                                                   Exhibit 10.18



                          LOAN AND SECURITY AGREEMENT



                                    BETWEEN


                     CONSTRUCTION PORTFOLIO FUNDING, INC.,
                              a Texas corporation


                                      AND


                                 BANK UNITED,
                            a federal savings bank



                         Dated as of December 30, 1997

                               TABLE OF CONTENTS
                               -----------------

1.   DEFINITIONS..................................................Page 1
     1.1    Defined Terms.........................................Page 1
     1.2    Other Definitional Provisions........................Page 12

2.   THE CREDIT..................................................Page 12
     2.1    The Commitment.......................................Page 12
     2.2    Procedures for Obtaining Advances....................Page 15
     2.3    Note.................................................Page 15
     2.4    Interest.............................................Page 15
     2.5    Principal Payments...................................Page 16
     2.6    Expiration of Commitment.............................Page 17
     2.7    Method of Making Payments............................Page 17
     2.8    Non-Usage Fee........................................Page 18
     2.9    Commitment Fee.......................................Page 18
     2.10   Bailee...............................................Page 18

3.   COLLATERAL..................................................Page 19
     3.1    Security.............................................Page 19
     3.2    Right of Redemption from Pledge......................Page 19
     3.3    Partial Releases.....................................Page 20
     3.4    Return or Release of Collateral at End of Commitment.Page 20

4.   CONDITIONS PRECEDENT........................................Page 20
     4.1    Initial Advance......................................Page 20
     4.2    Each Advance.........................................Page 22

5.   REPRESENTATIONS AND WARRANTIES..............................Page 23
     5.1    Organization; Good Standing; Subsidiaries............Page 23
     5.2    Authorization and Enforceability.....................Page 24
     5.3    Financial Condition..................................Page 24
     5.4    Litigation...........................................Page 25
     5.5    Compliance with Laws.................................Page 25
     5.6    Regulations G and U..................................Page 25
     5.7    Investment Company Act...............................Page 25
     5.8    Agreements...........................................Page 25
     5.9    Title to Properties..................................Page 25
     5.10   ERISA................................................Page 26
     5.11   RICO.................................................Page 26
     5.12   Proper Names.........................................Page 26
     5.13   Direct Benefit From Loans............................Page 26
     5.14   Loan Documents Do Not Violate Other Documents........Page 26
     5.15   Consents Not Required................................Page 27
     5.16   Material Fact Representations........................Page 27

                                                                          Page i

     5.17   Place of Business....................................Page 27
     5.18   Use of Proceeds; Business Loans......................Page 27
     5.19   No Undisclosed Liabilities...........................Page 27
     5.20   Tax Returns and Payments.............................Page 27
     5.21   Subsidiaries.........................................Page 28
     5.22   Holding Company......................................Page 28

6.   AFFIRMATIVE COVENANTS.......................................Page 28
     6.1    Payment of Note......................................Page 28
     6.2    Financial Statements and Other Reports...............Page 28
     6.3    Maintenance of Existence; Conduct of Business........Page 29
     6.4    Compliance with Applicable Laws......................Page 29
     6.5    Inspection of Properties and Books...................Page 29
     6.6    Notice...............................................Page 30
     6.7    Payment of Debt, Taxes, etc..........................Page 30
     6.8    Insurance............................................Page 30
     6.9    Other Loan Obligations...............................Page 30
     6.10   Use of Proceeds of Advances..........................Page 31
     6.11   Cure of Defects in Loan Documents....................Page 31

7.   NEGATIVE COVENANTS..........................................Page 31
     7.1    Contingent Liabilities...............................Page 31
     7.2    Merger; Acquisitions.................................Page 31
     7.3    Debt to Tangible Net Worth Ratio.....................Page 31
     7.4    Minimum Tangible Net Worth...........................Page 31
     7.5    Minimum Liquidity....................................Page 31
     7.6    RICO.................................................Page 31
     7.7    No Loans or Investments Except Approved Investments..Page 32
     7.8    Charter Documents and Business Termination...........Page 32
     7.9    Changes in Accounting Methods........................Page 32
     7.10   No Sales, Leases or Dispositions of Property.........Page 32
     7.11   Changes in Business or Assets........................Page 33
     7.12   Changes in Office or Inventory Location..............Page 33
     7.13   Special Negative Covenants Concerning Collateral.....Page 33
     7.14   No Indebtedness......................................Page 33
     7.15   Ownership of the Company.............................Page 34

8.   DEFAULTS; REMEDIES..........................................Page 34
     8.1    Events of Default....................................Page 34
     8.2    Remedies.............................................Page 37
     8.3    Application of Proceeds..............................Page 39
     8.4    Lender Appointed Attorney-in-Fact....................Page 40
     8.5    Right of Set-Off.....................................Page 40

9.   NOTICES.....................................................Page 40

                                                                         Page ii

10.  REIMBURSEMENT OF EXPENSES; INDEMNITY...............................Page 41

11.  FINANCIAL INFORMATION..............................................Page 42

12.  MISCELLANEOUS......................................................Page 43
     12.1   Terms Binding Upon Successors; Survival of Representations..Page 43
     12.2   Assignment..................................................Page 43
     12.3   Amendments..................................................Page 43
     12.4   Governing Law...............................................Page 43
     12.5   Participations..............................................Page 43
     12.6   Relationship of the Parties.................................Page 43
     12.7   Severability................................................Page 44
     12.8   Usury.......................................................Page 44
     12.9   Consent to Jurisdiction.....................................Page 45
     12.10  Arbitration.................................................Page 45
     12.11  ADDITIONAL INDEMNITY........................................Page 46
     12.12  No Waivers Except in Writing................................Page 47
     12.13  Waiver of Jury Trial........................................Page 47
     12.14  Multiple Counterparts.......................................Page 47
     12.15  No Third Party Beneficiaries................................Page 47
     12.16  RELEASE OF LENDER LIABILITY.................................Page 47
     12.17  Entire Agreement; Amendment.................................Page 48
     12.18  Confidentiality and Non-Solicitation........................Page 48
     12.19  NO ORAL AGREEMENTS..........................................Page 49

EXHIBIT "A" ............................................................Page 51

EXHIBIT "B" ............................................................Page 53

EXHIBIT "C" ............................................................Page 54

EXHIBIT "D" ............................................................Page 55

EXHIBIT "E" ............................................................Page 57

EXHIBIT "F" ............................................................Page 58

EXHIBIT "G" ............................................................Page 59

EXHIBIT "H" ............................................................Page 60

EXHIBIT "I" ............................................................Page 63

EXHIBIT "J" ............................................................Page 65

EXHIBIT "K" ............................................................Page 67

                                                                        Page iii

EXHIBIT "L" ............................................................Page 68

EXHIBIT "M" ............................................................Page 69

EXHIBIT "N" ............................................................Page 72

EXHIBIT "O" ............................................................Page 75

EXHIBIT "P" ............................................................Page 78

EXHIBIT "Q" ............................................................Page 88

                                                                         Page iv

                          LOAN AND SECURITY AGREEMENT
                          ---------------------------


     THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is dated as of December 30, 1997, by and between CONSTRUCTION PORTFOLIO FUNDING, INC., a Texas corporation (the "Company"), having its principal office at 4144 N. Central Expressway, Suite 900, Dallas, Texas 75204, and BANK UNITED, a federal savings bank (the "Lender"), having its principal office at 3200 Southwest Freeway, Suite 1300, Houston, Texas 77027.

     WHEREAS, the Company has requested the Lender to make certain loans to the Company to finance the origination and funding of Residential Construction Loans and Residential A&D Loans, Consumer Construction Loans, and Consumer Lot Loans (as those terms are herein defined) which loans are for the benefit of the Company;

     WHEREAS, the Lender is willing to make such loans as herein provided, upon the terms, agreements and covenants and subject to the conditions hereinafter set forth and in reliance on the representations and warranties herein made and referred to; and

     WHEREAS, the Company and the Lender desire to set forth herein the terms and conditions upon which the Lender shall provide the above financing to the Company;

     NOW, THEREFORE, for good and valuable consideration, the amount and sufficiency of which are hereby acknowledged by the parties hereto, to induce the Lender to provide the above financing facility to the Company and in reliance of the representations and warranties made herein, the parties hereto hereby agree as follows:

1.   DEFINITIONS
     -----------

     1.1  Defined Terms. Capitalized terms defined below or elsewhere in this
          -------------
Agreement (including the exhibits hereto) shall have the following meanings:

          "Advance" means a disbursement by the Lender under the Commitment
           -------
     pursuant to Article 2 of this Agreement.

          "Affiliate" means any Person controlling, controlled by or under
           ---------
     common control with any other Person. For purposes of this definition "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise or owning or possessing the power to vote 10% or more of any class of voting securities of any Person.

          "Aged Loans" means, collectively, (a) any Residential Construction
           ----------
     Loan for any Sold Home and Speculative Home included in Collateral for a period of more than two hundred seventy (270) days, (b) any Residential Construction Loan for Model Homes included in Collateral for a period of more than six hundred thirty (630) days, and (c) any

     Residential A&D Loan included in Collateral for a period of more than six hundred thirty (630) days.

          "Agreement" means this Loan and Security Agreement, either as
           ---------
     originally executed or as it may from time to time be supplemented, modified or amended.

          "Applicable Law" means the laws of the State of Texas and the United
           --------------
     States of America in effect from time to time and applicable to the transactions between the Lender and the Company pursuant to this Agreement and the other Loan Documents whichever permits the charging and collection of the highest nonusurious rate of interest on such transactions.

          "Appraisal" means, (a) with respect to each Home to be constructed
           ---------
     under any Residential Construction Loan, a current fair market value appraisal, accepted by the Company in accordance with the Construction Loan Agreement, that appraises on a "completed value" basis the Home to be constructed on a specified Lot; (b) with respect to any Lot under any Residential Construction Loan or any Residential Land under any Residential A&D Loan, a current fair market value appraisal of such Lot or Residential Land; (c) with respect to any Consumer Lot Loan, a current fair market appraisal of the lot to be acquired with proceeds of such Consumer Lot Loan; and (d) with respect to any Consumer Construction Loan, a current fair market value appraisal that appraises on a "completed value" basis the Home to be constructed from the proceeds of such Consumer Construction Loan and the lot on which such Home is located; each of the foregoing appraisals must satisfy the appraisal requirements of the Office of Thrift Supervision ("OTS") pertaining to that particular loan, as amended from time to time, provided, however, that the Company shall not have any obligation to conform to any changes in the OTS appraisal requirements occurring after the effective date herewith unless Lender has notified the Company in writing of such changes.

          "Appraisal Value" means (a) with respect to each Lot and Home to be
           ---------------
     constructed thereon under any Residential Construction Loan, the fair market value of such Lot and Home, upon one hundred percent (100%) completion of all construction thereof in accordance with the Plans and Specifications for such Home plus lot value for such Lot, all as determined by the Appraisal; (b) with respect to a Lot on which a Home is to be constructed thereon under any Residential Construction Loan, the fair market value attributable to such Lot in the Appraisal; (c) with respect to Residential Land under any Residential A&D Loan, the fair market value attributable to such Residential Land in the Appraisal; (d) with respect to each Lot and Home to be constructed thereon under any Consumer Construction Loan, the fair market value of such Lot and Home, upon one hundred percent (100%) completion of all construction of such Home plus lot value for such Lot, all as determined by the Appraisal; and (e) with respect to a Lot on which a Home is to be constructed thereon under any Consumer Lot Loan, the fair market value attributable to such Lot in the Appraisal.

          "Assignment Documents" means originals of such instruments, documents,
           --------------------
     agreements, assignments, certificates, UCC Financing Statements, allonges or endorsements, in form and substance satisfactory to Lender in Lender's sole discretion, which Lender reasonably determines are necessary or appropriate to evidence and/or effectuate the assignment to Lender of all of the Company's right, title and interest in and to any and all Residential Construction Loans, Residential A&D Loans, Consumer Construction Loans, and Consumer Lot Loans in respect of which Advances have been made by the Lender hereunder, including, without limitation, all Consumer Loan Documents evidencing Consumer Construction Loans and Consumer Lot Loans, all Construction Loan Documents evidencing such Residential Construction Loans and Residential A&D Loans and the proceeds thereof, and Lender's perfection of a valid first priority lien thereon or therein, including, without limitation, the UCC Financing Statement.

          "Builders" means the Persons listed in Exhibit "C" hereto or any other
           --------                              -----------
     Person which is acceptable to the Lender, in its reasonable discretion.
     Any Builder approved by the Company in accordance with the standards set forth in the Construction Policy and Procedures Manual shall be deemed acceptable to the Lender, unless otherwise specifically notified in writing by the Lender to the contrary; provided, however, that Lender's consent shall not be arbitrarily withheld to gain a competitive advantage against the Company for the business of such Builder.

          "Business Day" means any day excluding Saturday, Sunday and any day on
           ------------
     which Lender is closed for business.

          "Capitalized Lease" means any lease under which rental payments are
           -----------------
     required to be capitalized on a balance sheet of the lessee in accordance with GAAP.

          "Capitalized Rentals" means the amount of aggregate rentals due and to
           -------------------
     become due under all Capitalized Leases under which the Company is a lessee that would be reflected as a liability on a balance sheet of the Company.

          "Change of Control" means
           -----------------

               (a) a sale of substantially all of the Company's assets to any Person or related group of Persons; or

               (b) without the Lender's prior written consent, any merger or consolidation of the Company with or into another Person with the effect that NAB holds less than eighty percent (80%) of the total voting power entitled to vote in election of directors, managers, or trustees of the survivor of such merger or consolidation; or

               (c) the occurrence of any event after which NAB no longer owns eighty percent (80%) of the total voting power entitled to vote in election of directors of the Company.

          "Collateral" has the meaning set forth in Section 3.1 hereof.
           ----------

          "Collateral Documents" means all of the documents and other items
           --------------------
     described on Exhibit "A" hereto and required to be delivered to the Lender
                  -----------
     in connection with an Advance.

          "Commitment" has the meaning set forth in Section 2.1(a) hereof.
           ---------

          "Commitment Fee" has the meaning set forth in Section 2.9 of this
           --------------
     Agreement.

          "Company" has the meaning set forth in the first paragraph of this
           -------
     Agreement.

          "Construction Costs Schedule" means, with respect to each Residential
           ---------------------------
     Construction Loan or Consumer Construction Loan, the schedule provided to the Company in accordance with the terms of the Construction Loan Agreement or the Consumer Loan Documents, as the case may be, showing, for each Home to be constructed under such Residential Construction Loan or Consumer Construction Loan, the budgeted construction costs for each such Home.

          "Construction Draw Schedule" means, with respect to each Residential
           --------------------------
     Construction Loan or Consumer Construction Loan, a disbursement schedule substantially in accordance with Exhibit "K" hereto and as more
                                      -----------
     particularly described in the Construction Loan Documents evidencing such Residential Construction Loan or the Consumer Loan Documents evidencing such Consumer Construction Loan.

          "Construction Facility" means, with respect to any Builder, the loan
           ---------------------
     facility provided for in the Construction Loan Agreement between the Company and such Builder.

          "Construction Loan Advance" means, with respect to any Residential
           -------------------------
     Construction Loan or Residential A&D Loan, as the case may be, any advance by the Company of loan proceeds under such Residential Construction Loan or Residential A&D Loan, as the case may be, pursuant to a Construction Loan Request and in accordance with the Construction Draw Schedule.

          "Construction Loan Agreement" means, with respect to any Builder, a
           ---------------------------
     loan agreement executed by and between such Builder, as borrower, and the Company, as lender, evidencing the construction facility terms and conditions under which the Company will extend Residential Construction Loans and/or Residential A&D Loans to such Builder.

          "Construction Loan Documents" means, with respect to any Builder, the
           ---------------------------
     Construction Note, Construction Loan Agreement, each Deed of Trust, each financing statement, and any and all other agreements or instruments now or hereafter executed and delivered by such Builder or any other Person in connection with, or as security for the payment or performance of the Construction Facility extended by the Company to such Builder, all of such documents to be substantially in the form of the loan documents attached hereto as Exhibit "Q", as they may from time to time be supplemented,
               -----------
     modified, or amended, subject to the Lender's written approval in its reasonable discretion. If the Lender fails to notify the Company in writing of its election to approve or disapprove any modification of any loan document within ten (10) Business Days of its receipt of notice of such modification, Lender shall be deemed to have approved such modification.

          "Construction Loan Guidelines" means the construction loan guidelines
           ----------------------------
     for Residential Construction Loans and Residential A&D Loans set forth on

     Exhibit "J" hereto.
     -----------

          "Construction Loan Request" means, with respect to any Residential
           -------------------------
     Construction Loan or Residential A&D Loan, as the case may be, a request for an advance under such Residential Construction Loan or Residential A&D Loan, as the case may be, submitted by an authorized employee of the Builder in accordance with the terms of the Construction Loan Agreement, as it may be from time to time renewed, extended, rearranged, modified, amended, restated, or replaced.

          "Construction Note" means, with respect to any Builder, one or more
           -----------------
     promissory notes executed by such Builder to the Company to evidence the Construction Loan Advances to be made under the Construction Facility, as it may be from time to time renewed, extended, rearranged, modified, amended, restated, or replaced.

          "Construction Policy and Procedures Manual" means those certain
           -----------------------------------------
     policies and procedures established by the Company governing the origination and funding of residential construction, acquisition, and development credit facilities as set forth in the written manual attached hereto as Exhibit "B" and as it may from time to time be supplemented,
               -----------
     modified, or amended, subject to the Lender's written approval in its reasonable discretion. If Lender fails to notify the Company in writing of its election to approve or disapprove any modification of such policies and procedures within ten (10) Business Days of its receipt of notice of such modification, the Lender shall be deemed to have approved such modification.

          "Consumer Construction Loan" means any loan to natural person(s) for
           --------------------------
     the purpose of constructing their primary Home on a fully developed, vacant, single-family residential lot in a subdivision acceptable to the Company, which loan may or may not permit conversion to a permanent loan.

          "Consumer Loan Documents" means the Consumer Note, the Consumer
           -----------------------
     Mortgage, and all other documents, agreements, or instruments executed in connection with, or as security for, the payment or performance of any Consumer Construction Loan or Consumer Lot Loan.

          "Consumer Lot Loan" means any loan to natural person(s) for the
           -----------------
     purpose of acquiring a fully developed, vacant, single-family residential lot in a subdivision acceptable to the Company on which such natural persons intend to construct their first or second Home (proceeds of such loan will not cover construction of such Home, only acquisition of the lot).

          "Consumer Mortgage" means, with respect to any Consumer Construction
           -----------------
     Loan or Consumer Lot Loan, a mortgage, deed of trust, deed to secure debt, or other form of mortgage instrument that constitutes under the laws of the applicable jurisdiction a Lien on the property to be financed under such loan.

          "Consumer Note" means a note evidencing a Consumer Construction Loan
           -------------
     or a Consumer Lot Loan.

          "Debt" means, with respect to any Person, at any date (a) all
           ----
     indebtedness or other obligations of such Person which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date; and (b) all indebtedness or other obligations of such Person for borrowed money or for the deferred purchase price of property or services; provided that for purposes of this Agreement, there shall be excluded from Debt at any date, loan loss reserves, deferred taxes arising from capitalized excess service fees, and operating leases.

          "Deed of Trust" means, with respect to each Residential Construction
           -------------
     Loan or Residential A&D Loan, each mortgage, deed of trust, deed to secure debt or other form of mortgage instrument that constitutes under the laws of the applicable jurisdiction a first priority Lien in the Lot or Lots or Residential Land described therein and any and all interests of the Builder in any improvements, personal property and general intangibles now or hereafter located on, used in connection with, or related to such Lot or Lots or Residential Land and, if permitted by the laws of the applicable jurisdiction, incorporates by reference the terms of a master deed of trust.

          "Default" means the occurrence of any event or existence of any
           -------
     condition which, but for the giving of notice, the lapse of time, or both, would constitute an Event of Default.

          "Default Rate" has the meaning set forth in Section 2.4(c) hereof.
           ------------

          "Eligible Construction Loan" means a Residential Construction Loan,
           --------------------------
     Residential A&D Loan, Aged Loan, Consumer Construction Loan, or Consumer Lot Loan that, at all times during the term of this Agreement, (a) is evidenced by Construction Loan Documents or Consumer Loan Documents, as applicable, that are substantially in the forms previously approved, in writing, by the Lender in its reasonable discretion; (b) is validly pledged to the Lender, subject to no other Liens; (c) is not in default in the payment of principal and interest for a period of more than forty-five (45) days; (d) is not in default in the performance of any obligation under the Construction Loan Documents or Consumer Loan Documents, as applicable, evidencing or securing such Eligible Construction Loan that has not been cured by the borrower; (e) is not subject to a bankruptcy or an act of fraud by the applicable Builder or other borrowers under such Eligible Construction Loan, as the case may be; (f) complies with all applicable Construction Loan Guidelines, and requirements of the Construction Policy and Procedures Manual in all material respects; (g) is for a loan amount that does not exceed its Loan Value; and (h) may not comply with all of the foregoing terms but is otherwise on terms acceptable to the Lender in its sole discretion as indicated by Lender's specific written or oral waiver of non-compliance with such foregoing terms.

          "ERISA" means the Employee Retirement Income Security Act of 1974 and
           -----
     all rules and regulations promulgated thereunder, as amended from time to time and any successor statute.

          "Event of Default" means any of the conditions or events set forth in
           ----------------
     Section 8.1 hereof.

          "Exchange Act" means the Securities Exchange Act of 1934,  as amended
           ------------
     from time to time and any successor statute.

          "FICA" means the Federal Insurance Contributions Act.
           ----

          "Financial Statements" has the meaning set forth in Section 6.2
           --------------------
     hereof.

          "Floating Rate" has the meaning set forth in Section 2.4(a)(3) hereof.
           -------------

          "Funding Account" means the non-interest bearing demand checking
           ---------------
     account established with, maintained by, and pledged to the Lender into which shall be deposited the proceeds of Advances and the proceeds of all Release Prices.

          "GAAP" means generally accepted accounting principles set forth in the
           ----
     opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

          "Guarantor" means, whether one or more, NAB.
           ---------

          "Guaranty" means the Guaranty in substantially the form of Exhibit "P"
           --------                                                  -----------
     hereto dated of even date herewith executed by the Guarantor.

          "Home" means a detached or attached one to four family residential
           ----
     structure and related amenities.

          "Indebtedness" means and includes, without duplication, (1) all items
           ------------
     which in accordance with GAAP, consistently applied, would be included on the liability side of a balance sheet on the date as of which Indebtedness is to be determined (excluding shareholders' equity), (2) Capitalized Rentals under any Capitalized Lease, (3) guaranties, endorsements and other contingent obligations in respect of, or any obligations to purchase or otherwise acquire, Indebtedness of others, and (4) indebtedness secured by any mortgage, pledge, security interest or other Lien existing on any property owned by the Person with respect to which indebtedness is being determined, whether or not the indebtedness secured thereby shall have been assumed.

          "Indemnified Liabilities" has the meaning set forth in Article 10
           -----------------------
     hereof.

          "Interim Date" has the meaning set forth in Section 4.1(a)(5) hereof.
           ------------

          "Internal Revenue Code" means the Internal Revenue Code of 1986, or
           ---------------------
     any subsequent federal income tax law or laws, as any of the foregoing have been or may from time to time be amended.

          "Lender" has the meaning set forth in the first paragraph of this
           ------
     Agreement.

          "LIBOR Rate" means a rate of interest equal to the London Interbank
           ----------
     Offered Rate for U. S. dollar deposits as quoted by Telerate, Bloomberg or any other rate quoting service, selected by Lender in its sole discretion for an interest period of one month, effective two (2) Business Days from the date of quotation. In the event such rate ceases to be published, LIBOR Rate shall mean a comparable rate of interest reasonably selected by Lender.

          "Lien" means any lien, mortgage, deed of trust, pledge, security
           ----
     interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest).

          "Loan" means the revolving loan from the Lender to the Company as
           ----
     described in Article 2 of this Agreement.

          "Loan Documents" means this Agreement, the Note, the Guaranty, and
           --------------
     each other document, instrument or agreement executed by the Company or any other Person in connection herewith or therewith, as any of the same may be amended, restated, renewed or replaced from time to time.

          "Loan Value" means
           ----------

               (a) with respect to each Lot and Home to be constructed thereon in a Residential Construction Loan, the least of: (i) the sum of the construction costs shown in the Construction Costs Schedule delivered to the Company with respect to such Home, which schedule shall in all cases include the lesser of (1) the cost of the Lot to the Builder as set forth in the purchase contract, or (2) the Appraised Value of the Lot as set forth in the Appraisal, or (ii) eighty percent (80%) of the Appraised Value of such Lot and Home, or (iii) eighty percent (80%) of the purchase price for any Sold Home; or

               (b) with respect to each Lot in a Residential Construction Loan (which does not include funds for the construction of a Home on such Lot), the lesser of: (i) one hundred percent (100%) of the actual purchase price of the Lot as shown on the purchase contract or other evidence satisfactory to the Company with respect to such Lot, or (ii) eighty percent (80%) of the Appraised Value of such Lot; or

               (c) with respect to each Residential A&D Loan, the lesser of (i) eighty percent (80%) of the sum of land acquisition costs plus development costs or (ii) eighty percent (80%) of Appraised Value of the Residential Land; or

               (d) with respect to each Lot and Home to be constructed thereon in a Consumer Construction Loan, the lesser of: (i) the sum of the construction costs shown in the Construction Costs Schedule delivered to the Company with respect to such Home, which schedule shall in all cases include the lesser of (1) the cost of the Lot to the Builder as set forth in the purchase contract, or (2) the Appraised Value of the Lot as set forth in the Appraisal, or (ii) eighty percent (80%) of the Appraised Value of such Lot and Home; or

               (e) with respect to each Lot in a Consumer Lot Loan (which does not include funds for the construction of a Home on such lot), the lesser of: (i) eighty percent (80%) of the actual purchase price of the lot as shown on the purchase contract or other evidence satisfactory to the Company with respect to such lot, or (ii) eighty percent (80%) of the Appraised Value of such lot.

          "Lot" means a fully developed, vacant single-family residential lot in
           ---
     a subdivision approved by the Company, and a partially developed or undeveloped, vacant single-family residential lot in a subdivision located in any state and local jurisdiction that permits builders to commence construction of a Home on such lot prior to completion of subdivision's infrastructure including, without limitation, streets, utilities, street lights, etc.; provided, that such builder has complied with all governmental requirements relating to commencement of construction of such Home prior to completion of the subdivision's infrastructure and the completion of such development including, without limitation, securing a bond to insure completion of such subdivision's infrastructure.

          "Margin Stock" has the meaning assigned to that term in Regulations G
           ------------
     and U of the Board of Governors of the Federal Reserve System as in effect from time to time.

          "Maximum Rate" means the maximum lawful non-usurious rate of interest
           ------------
     (if any) that, under Applicable Law, the Lender may charge the Company on the Advances from time to time. To the extent that the interest rate laws of the State of Texas are applicable and unless changed in accordance with law, the applicable rate ceiling shall be the weekly ceiling determined in accordance with the Texas Credit Title, as amended.

          "Model Home" means any Home owned by a Builder which has been fully
           ----------
     completed, decorated and furnished to be used as a model for display to prospective purchasers of Homes built by such Builder in the particular approved subdivision in which such "Model Home" is located.

          "Monthly Average LIBOR Rate" means the average of all LIBOR Rates
           --------------------------
     quoted during a given month. In the event (i) the Note is paid in full and the Commitment is terminated prior to a month end; or (ii) the initial Advance hereunder occurs on a date other than the first day of that month on which LIBOR Rates are quoted, the Monthly Average LIBOR Rate shall mean, in the case of clause (i), the average of all LIBOR Rates quoted that month up to and including the last Business Day prior to such payment in full; or, in the case of clause (ii), the LIBOR Rates quoted on the date of the initial Advance through the end of that month.

          "Multiemployer Plan" means a "multiemployer plan" as defined in
           ------------------
     Section 4001(a)(3) of ERISA that is maintained for employees of the Company or a Subsidiary of the Company.

          "NAB" means NAB Asset Corporation, a Texas corporation.
           ---

          "Non-usage Fee" has the meaning set forth in Section 2.8 hereof.
           -------------

          "Note" has the meaning set forth in Section 2.3 hereof.
           ----

          "Notices" has the meaning set forth in Article 9 hereof.
           -------

          "Obligations" means any and all indebtedness, obligations and
           -----------
     liabilities of the Company to the Lender (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Documents, or any of them.

          "Officer's Certificate" means a certificate executed on behalf of the
           ---------------------
     Company by its chief financial officer, chief accounting officer, or its treasurer or by such other officer as may be designated herein, in form and substance satisfactory to Lender.

          "Participant" has the meaning set forth in Section 12.5 hereof.
           -----------

          "Person" means and includes natural persons, corporations, limited
           ------
     partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and federal and state governments and agencies or regulatory authorities and political subdivisions thereof.

          "Plans" has the meaning set forth in Section 5.10 hereof.
           -----

          "Plans and Specifications" means, for each Home to be constructed
           ------------------------
     under any Residential Construction Loan, the Builder's construction plans detailing the plans and specifications, and containing architectural drawings specifying the type and style of such Home.

          "Pledged Mortgage" means any Residential Construction Loan,
           ----------------
     Residential A&D Loan, Aged Loan, Consumer Construction Loan, or Consumer Lot Loan included in the Collateral.

          "Release Prices" means, with respect to any Residential Construction
           --------------
     Loan or Residential A&D Loan, the amounts due and payable by the applicable Builder in connection with any Lot and/or Home financed under such Residential Construction Loan or Residential A&D Loan in accordance with the Construction Loan Agreement.

          "Request for Advance" means a disbursement request summary accompanied
           -------------------
     by a Warehouse Loan Balance Summary, substantially in the form of Exhibits
                                                                       --------
     "L" and "M", respectively, attached hereto, specifying the amount of the
     -----------
     requested Advance, the Residential Construction Loans, Residential A&D Loans, Consumer Construction Loans, and Consumer Lot Loans, and the construction costs specified in the applicable Construction Costs Schedule relating to such loans that will be funded with the proceeds of such Advance and a request that Lender make such Advance in accordance with the terms of this Agreement.

          "Residential A&D Loan" means, with respect to any Builder, any loan
           --------------------
     made by the Company to such Builder in accordance with the terms of a Construction Loan Agreement to finance the acquisition and development of Residential Land and shall not include a commitment of loan proceeds for construction of Homes on Lots to be located in such Residential Land.

          "Residential Construction Loan" means, with respect to any Builder,
           -----------------------------
     any loan made by the Company to such Builder in accordance with the terms of a Construction Loan Agreement to finance the construction of a Home or the purchase of a Lot.

          "Residential Land" means any residential land that is subject to a
           ----------------
     final recorded subdivision plat or map and possesses all entitlements necessary for the immediate commencement of residential development of such land.

          "RICO" means the Racketeer Influenced and Corrupt Organizations Act of
           ----
     1970, as amended.

          "Sold Home" means a Home with respect to which a Person, other than
           ---------
     the Builder or any Affiliate of the Builder, has executed a valid and enforceable contract for the purchase thereof (a copy of which shall have been provided to the Company), provided that upon the recision or cancellation of any such contract for any reason, the Home shall no longer be a Sold Home.

          "Speculative Home" means any Home that is not a Sold Home or a Model
           ----------------
     Home.

          "Subordinated Debt" shall mean all Indebtedness of the Company for
           -----------------
     borrowed money, which is, by its terms (which terms shall have been approved by the Lender) or by the terms of a subordination agreement, in form and substance satisfactory to the Lender, effectively subordinated in right of payment to all present and future Obligations of the Company, of every kind and character.

          "Subsidiary" means any corporation, association or other business
           ----------
     entity in which more than fifty percent (50%) of the total voting power or shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

          "Tangible Net Worth" means, with respect to any Person at any date,
           ------------------
     the sum of the total shareholders' equity in such Person (including capital stock, additional paid-in capital, and retained earnings, but excluding treasury stock, if any), plus Subordinated Debt of such Person determined on a consolidated basis; less the aggregate book value of all intangible assets of such Person (as determined in accordance with GAAP), including without limitation, goodwill (excluding any remaining goodwill as it relates to initial funding of loan loss reserves), trademarks, trade names, service marks, copyrights, patents, licenses, franchises, each to be determined in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 5.3 hereof; provided that, for purposes of this Agreement, there shall be excluded from total assets, advances or loans to officers and assets pledged to secure any liabilities not included in the Debt of such Person.

          "Termination Date" means December 29, 1998, or such earlier date upon
           ----------------
     which Lender's obligation to fund shall be terminated pursuant to the terms of this Agreement.

          "Tribunal" means any court or governmental department, commission,
           --------
     board, bureau, agency, or instrumentality of any state, commonwealth, nation, territory, possession, county, parish, or municipality, whether now or hereafter constituted and/or existing.

          "UCC Financing Statement" means, collectively, one or more form
           -----------------------
     financing statements, executed by the Company, as debtor, in favor of Lender, as secured party, covering the Collateral, as such financing statements may be amended or otherwise modified from time to time.

     1.2  Other Definitional Provisions.
          -----------------------------

          (a) Accounting terms not otherwise defined herein shall have the meanings given the terms under GAAP.

          (b) Defined terms may be used in the singular or the plural, as the context requires.

2.   THE CREDIT.

     2.1  The Commitment.
          --------------

          (a) Subject to the terms and conditions of this Agreement and provided no Default or Event of Default has occurred and is continuing, the Lender agrees, from time to time during the period from the date hereof to and including the Termination Date, to make Advances to the Company, provided the sum of the total aggregate principal amount outstanding at any one time of all such Advances shall not exceed SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($75,000,000.00). The obligation of the Lender to make Advances hereunder up to such limit is hereinafter referred to as the "Commitment." Within the Commitment, the Company may borrow, repay and reborrow. All Advances under this Agreement shall constitute a single indebtedness, and all of the Collateral shall be security for the Note and for the performance of all the Obligations of the Company to the Lender.

          (b) Advances shall be used by the Company solely for the purpose of funding or purchasing and/or funding Residential Construction Loans, Residential A&D Loans, Consumer Construction Loans, and Consumer Lot Loans, as specified in the Request for Advance, and none other, and shall be made at the request of the Company in the manner hereinafter provided in Section 2.2, against the pledge of such Residential Construction Loans, Residential A&D Loans, Consumer Construction Loans, and Consumer Lot Loans, as the case may be, and such other collateral as is set forth in Section 3.1 hereof as Collateral therefor. Advances shall also be subject to the following restrictions:

               (1) No Advance shall be made against a Residential Construction Loan, a Residential A&D Loan, an Aged Loan, a Consumer Construction Loan, or a Consumer Lot Loan that is not an Eligible Construction Loan.

               (2) The aggregate amount of all Advances against Residential Construction Loans outstanding at any one time shall not exceed SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($75,000,000.00). The aggregate face amount of all Residential Construction Loans in respect of which an Advance has been made by the Lender hereunder shall not exceed in the aggregate One Hundred Fifty Million and No/100 Dollars ($150,000,000.00).

               (3) The aggregate amount of all Advances against Model Homes under all Residential Construction Loans outstanding at any one time shall not exceed Eleven Million Two Hundred Fifty Thousand and No/100 Dollars ($11,250,000.00). The aggregate face amount of all Residential Construction Loans for Model Homes in respect of which an Advance has been made by the Lender hereunder shall not exceed in the aggregate Twenty-Two Million Five Hundred Thousand and No/100 Dollars ($22,500,000.00).

               (4) The aggregate amount of all Advances against Speculative Homes under all Residential Construction Loans outstanding at any one time shall not exceed Thirty Million and No/100 Dollars ($30,000,000.00). The aggregate face amount of all Residential Construction Loans for Speculative Homes in respect of which an Advance has been made by the Lender hereunder shall not exceed in the aggregate Sixty Million and No/100 Dollars ($60,000,000.00).

               (5) The aggregate amount of all Advances against Residential A&D Loans outstanding at any one time shall not exceed Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00). The aggregate face amount of all Residential A&D Loans in respect of which an Advance has been made by the Lender hereunder shall not exceed in the aggregate Fifteen Million and No/100 Dollars ($15,000,000.00).

               (6) The aggregate amount of all Advances against Residential A&D Loans, Model Loans, and Speculative Homes outstanding at any one time shall not exceed Thirty-Seven Million Five Hundred Thousand and No/100 Dollars ($37,500,000.00). The aggregate face amount of all Residential A&D Loans in respect of which an Advance has been made by the Lender hereunder shall not exceed in the aggregate Seventy-Five Million and No/100 Dollars ($75,000,000.00).

               (7) The aggregate amount of all Advances against Aged Loans outstanding at any one time shall not exceed Fifteen Million and No/100 Dollars ($15,000,000.00). The aggregate face amount of all Aged Loans in respect of which an Advance has been made by the Lender hereunder shall not exceed in the aggregate Thirty Million and No/100 Dollars ($30,000,000.00).

               (8) The aggregate amount of all Advances against Consumer Construction Loans outstanding at any one time shall not exceed SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($75,000,000.00). The aggregate face amount of all Residential Construction Loans in respect of which an Advance has been made by the Lender hereunder shall not exceed in the aggregate One Hundred Fifty Million and No/100 Dollars ($150,000,000.00).

               (9) The aggregate amount of all Advances against Consumer Lot Loans outstanding at any one time shall not exceed Three Million Seven Hundred Fifty Thousand and No/100 Dollars ($3,750,000.00).

          (c) No Advance shall exceed the following amounts applicable to the type of Collateral acquired with proceeds of the Advance, determined as of the date the Collateral is pledged to Lender:

               (1) with respect to Residential Construction Loans, no Advance shall exceed an amount equal to ninety percent (90%) of the amount of the Construction Loan Advance under such Residential Construction Loan to be funded from the proceeds of the Advance.

               (2) with respect to Residential A&D Loans that has a loan-to-value ratio equal to or less than 70% and a loan-to-cost ratio equal to or less than 90%, no Advance shall exceed an amount equal to ninety percent (90%) of the amount of the Construction Loan Advance under such Residential A&D Loan to be funded from the proceeds of the Advance.

               (3) with respect to Residential A&D Loans that exceed the ratios set forth in Section 2.1(c)(2) above, no Advance shall exceed an amount equal to eighty percent (80%) of the amount of the Construction Loan Advance under such Residential A&D Loan to be funded from the proceeds of the Advance.

               (4) with respect to Aged Loans, no Advance shall exceed an amount equal to sixty-five percent (65%) of the amount of the Construction Loan Advance under such Aged Loan to be funded from the proceeds of the Advance.

               (5) with respect to Consumer Lot Loans, no Advance shall exceed an amount equal to eighty percent (80%) of the amount of the advance made by the Company under such Consumer Lot Loan to be funded from the proceeds of the Advance.

               (6) with respect to Consumer Construction Loans, no Advance shall exceed an amount equal to ninety percent (90%) of the amount of the advance made by the Company under such Consumer Construction Loan to be funded from the proceeds of the Advance.

     2.2  Procedures for Obtaining Advances.  The Company shall request Advances
          ---------------------------------
not more frequently than daily. Requests for Advances shall be made and evidenced by a Request for Advance accompanied by a Warehouse Loan Balance Summary Report. Provided that no Event of Default or Default exists under this Agreement, and subject to the terms and conditions set forth herein and the conditions precedent set forth below, Lender shall disburse, within one (1) Business Day after receipt of a Request for Advance, the amount requested by the Company in such Request for Advance. As a condition precedent to Lender's obligation to make a disbursement with respect to any Request for Advance, the Company must have (a) satisfied the terms and conditions of Section 4.2(b) below with respect to any Additional Builder (as defined in Section 4.2(b)) and five
(5) Business Days must have passed without disapproval of such Additional Builder and (b) delivered all of the items required by Exhibit "A" II. at least
                                                       -----------
one (1) Business Day before the funds requested under the Request for Advance are to be disbursed by Lender.

     2.3  Note.  The Company's obligation to pay the principal of, and interest
          ----
on, all Advances made by the Lender shall be evidenced by a promissory note (the "Note") of the Company dated as of the date hereof, in form of Exhibit "N"
                                                               -----------
hereto. The term "Note" shall include all extensions, renewals and modifications of the Note and all substitutions therefor. All terms and provisions of the Note are hereby incorporated herein.

     2.4  Interest.
          --------

          (a) (1) The unpaid amount of each Advance outstanding against a Residential Construction Loan that is not an Aged Loan shall bear interest from the date of such Advance until paid in full, at a rate of interest equal to the lesser of (i) the Maximum Rate, or (ii) a floating rate of interest which is equal to 200 basis points (2.00%) per annum over the Monthly Average LIBOR Rate.

               (2) The unpaid amount of each Advance outstanding against a Residential A&D Loan that is not an Aged Loan shall bear interest from the date of such Advance until paid in full, at a rate of interest equal to the lesser of (i) the Maximum Rate, or (ii) a floating rate of interest which is equal to 225 basis points (2.25%) per annum over the Monthly Average LIBOR Rate.

               (3) The unpaid amount of each Advance outstanding against an Aged Loan shall bear interest from the later to occur of the date such Aged Loan became an Aged Loan hereunder or the date of such Advance until paid in full at a rate of interest equal to the lesser of (a) the Maximum Rate, or (b) a floating rate of interest (the "Floating Rate") which is equal to 275 basis points (2.75%) per annum over the Monthly Average LIBOR Rate.

               (4) The unpaid amount of each Advance outstanding against a Consumer Construction Loan and a Consumer Lot Loan shall bear interest from the date of such Advance until paid in full, at a rate of interest equal to the lesser of (i) the Maximum Rate, or (ii) a floating rate of interest which is equal to 225 basis points (2.25%) per annum over the Monthly Average LIBOR Rate.

          (b) Interest shall be computed on the basis of a 360-day year and applied to the actual number of days elapsed in each interest calculation period and shall be payable monthly in arrears, on the first day of each month, commencing with the first month following the date of this Agreement, and ending on Termination Date.

          (c) Obligations not paid when due (whether at stated maturity, upon acceleration following the occurrence of an Event of Default or otherwise) shall bear interest, from the date due until paid in full, at a rate of interest ("Default Rate") at all times equal to the lesser of (i) four percent (4%) per annum over the Floating Rate; or (ii) the Maximum Rate, said interest to be payable on demand by Lender.

     2.5  Principal Payments.
          ------------------

          (a) The outstanding unpaid principal amount of all Advances shall be payable in full upon December 29, 1998.

          (b) The Company shall have the right to prepay the outstanding Advances in whole or in part, from time to time, without premium or penalty, subject to the Company's obligation to pay the Commitment Fee pursuant to Section 2.9 hereof and the Non-Usage Fee pursuant to Section
     2.8 hereof.

          (c) The Company shall be obligated to pay to the Lender, without the necessity of prior demand or notice from the Lender, and the Company authorizes the Lender to charge the Funding Account or any accounts of the Company in Lender's possession for the amount of any outstanding Advance against a specific Residential Construction Loan, Residential A&D Loan, Aged Loan, Consumer Construction Loan, or Consumer Lot Loan, as the case may be, upon the earliest occurrence of any of the following events:

               (1) Any Residential Construction Loan for any Sold Home and/or Speculative Home has been included in Collateral for more than two hundred seventy (270) days; except for any Residential Construction Loan for any Sold Home, Speculative Home and/or Lot that continues to be an Eligible Construction Loan at the end of such period and in such event shall automatically be deemed an Aged Loan;

               (2) Any Residential Construction Loan for Model Homes has been included in Collateral for more than six hundred thirty (630) days; except for any Residential Construction Loan for any Model Home that continues to be an Eligible Construction Loan at the end of such period and in such event shall automatically be deemed an Aged Loan;

               (3) Any Residential A&D Loan has been included in Collateral for more than six hundred thirty (630) days; except for any such Residential A&D Loan that continues to be an Eligible Construction Loan at the end of such period and in such event shall automatically be deemed an Aged Loan;

               (4) Any Consumer Construction Loan or Consumer Lot Loan has been included in Collateral for more than five hundred forty (540) days;

               (5) Any Aged Loan has been included in Collateral (as an Aged
          Loan) for more than one hundred eighty (180) days;

               (6) Such Residential Construction Loan, Residential A&D Loan, Aged Loan, Consumer Construction Loan, or Consumer Lot Loan is not or ceases to be an Eligible Construction Loan; or

               (7) Upon receipt by Company of payment by the Builder of such Residential Construction Loan, Residential A&D Loan or Aged Loan in full; or

               (8) Upon receipt by Company of payment by the borrower of any such Consumer Construction Loan or Consumer Lot Loan in full.

     2.6  Expiration of Commitment. Unless extended or terminated earlier as
          ------------------------
permitted hereunder, the Commitment shall expire of its own term, and without the necessity of action by the Lender, at the close of business on the Termination Date. However, the remainder of this Agreement shall remain in full force and effect until all amounts due on the Obligations have been paid in full. The Lender has not made, and does not hereby make, any commitment to renew, extend, rearrange or otherwise refinance the outstanding and unpaid principal of the Note or accrued interest thereon. In the event, however, the Lender from time to time renews, extends, rearranges, increases and/or otherwise refinances any portion or all of any Obligation and any accrued interest thereon at any time, such refinancing shall be evidenced by an appropriate promissory note in form and substance satisfactory to the Lender and, unless otherwise noted or modified at such time or times by the terms of such promissory note or any agreements executed in connection therewith, any such promissory note or notes and refinancing evidenced thereby shall be governed in all respects by the terms of this Agreement.

     2.7  Method of Making Payments. Except as otherwise specifically provided
          -------------------------
herein, all payments hereunder shall be made to the Lender not later than the close of business (Houston time) on the date when due unless such date is a non-Business Day, in which case, such payment shall be due on the first Business Day thereafter, and shall be made in lawful money of the United States of America in immediately available funds.

     2.8  Non-Usage Fee. At the end of each month during the term of this
          -------------
Agreement (i.e., from its effective date through the Termination Date), the
           ----
Lender shall determine average usage of the Commitment by calculating the arithmetic daily average of the outstanding balance of Advances in the preceding month. The Lender shall then subtract the average usage (the "Used Portion") from the Commitment (the result being called the "Unused Portion") and the Company shall pay in arrears (without duplication of payment), on or before five
(5) days after the later of (a) the end of each month or (b) the Company's receipt of the Lender's bill for such monthly period, a Non-Usage Fee equal to 0.125% per annum on the total amount of the Unused Portion of the Commitment, as compensation to the Lender for its agreement to make the Commitment available to the Company during that month and not as compensation for the use, forbearance or detention of money (i.e., as a "true commitment fee" under Texas law);
                       ----
provided that such fee shall be waived for the first two (2) calendar months
--------
following execution of this Agreement and for any month thereafter if the Used Portion for such month is equal to or more than sixty percent (60%) of the Commitment. Each calculation by the Lender of the amount of any Non-Usage Fee shall be conclusive and binding on the Company, absent manifest error.

     2.9  Commitment Fee. In consideration of Lender's agreement to make
          --------------
Advances available to Company under the Commitment, subject to the terms of this Agreement, Company shall pay to Lender a commitment fee equal to $187,500.00 per annum (the "Commitment Fee"). The Commitment Fee shall be due in four (4) equal quarterly installments of $46,875.00 each. The first installment of $46,875.00 shall be due and payable on the execution date hereof and a like installment of $46,875.00 shall be due and payable on April 1, 1998 and on the 1st day of each succeeding third calendar month thereafter until the Commitment Fee has been paid in full. The Commitment Fee shall be deemed fully earned and non refundable upon the execution and delivery of this Agreement by the parties, notwithstanding the Commitment is never fully funded during the term of this Agreement.

     2.10  Bailee.  Lender appoints Company - and Company shall act - as its
           ------
bailee to (i) hold in trust for Lender (A) the original recorded Deed of Trust or Consumer Mortgage, as the case may be, securing each Pledged Mortgage, (B) a mortgagee interim construction loan binder insuring the Company's perfected, first priority Lien created by that Deed of Trust or Consumer Mortgage, as the case may be, (C) certificate of the insurance policies for each Pledged Mortgage, and (D) to the extent not delivered to the Lender as Collateral Documents in accordance with this Agreement, all other original documents relating to each Pledged Mortgage, including any Construction Notes, any other Construction Loan Documents, Construction Loan Requests, Consumer Notes, Consumer Loan Documents, and supporting documentation, surveys, settlement statements, and closing instructions, and (ii) deliver to Lender any of the foregoing items as soon as reasonably practicable upon Lender's request.

3.   COLLATERAL.

     3.1  Security.  As security for the payment of the Note and for the
          --------
performance of all of the Company's Obligations hereunder, the Company hereby assigns and transfers all right, title and interest in and to and grants a security interest to the Lender in the following described property, whether now owned or hereafter acquired (the "Collateral"):

          (a) All Residential Construction Loans and all Residential A&D Loans, including all Construction Notes, Construction Loan Agreements, Deeds of Trust, and all other Construction Loan Documents evidencing and/or securing such Residential Construction Loans and such Residential A&D Loans in respect of which an Advance has been made by the Lender hereunder.

          (b) All Consumer Construction Loans and all Consumer Lot Loans, including all Consumer Notes, Consumer Mortgages, and all other Consumer Loan Documents evidencing and/or securing such Consumer Construction Loans and Consumer Lot Loans in respect of which an Advance has been made by the Lender hereunder.

          (c) All personal property, contract rights, and fees and income or other proceeds, amounts and payments payable to the Company as compensation or reimbursement, accounts and general intangibles of whatsoever kind relating to the Pledged Mortgages and all other documents or instruments relating to the Pledged Mortgages, including, without limitation, any interest of the Company in any fire, casualty or hazard insurance policies and any awards made by any public body or decreed by any court of competent jurisdiction for a taking or for degradation of value in any eminent domain proceeding as the same relate to the Pledged Mortgages.

          (d) All right, title and interest of the Company in and to all escrow accounts, documents, instruments, files, surveys, certificates, correspondence, appraisals, computer programs, tapes, discs, cards, accounting records (including all information, records, tapes, data, programs, discs and cards necessary or helpful in the administration of the foregoing Collateral) and other information and data of the Company relating to the foregoing Collateral.

          (e) All cash and non-cash proceeds of the foregoing Collateral, including all dividends, distributions and other rights in connection with, and all additions to, modifications of and replacements for, the foregoing Collateral, and all products and proceeds of the foregoing Collateral, together with whatever is receivable or received when the foregoing Collateral or proceeds thereof are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, including, without limitation, all rights to payment with respect to any cause of action affecting or relating to the foregoing Collateral or proceeds thereof.

     3.2  Right of Redemption from Pledge. So long as no Event of Default has
          -------------------------------
occurred, the Company may redeem a Residential Construction Loan, Residential A&D Loan, Aged Loan, Consumer Construction Loan, or Consumer Lot Loan by notifying the Lender of its intention to redeem such Residential Construction Loan, Residential A&D Loan, Aged Loan, Consumer Construction Loan, or Consumer Lot Loan from pledge and by paying to the Lender, for application to prepayment of the principal balance of the Note, an amount equal to the amount of all Advances outstanding with respect to or relating to such Residential Construction Loan, Residential A&D Loan, Aged Loan, Consumer Construction Loan, or Consumer Lot Loan.

     3.3  Partial Releases. All Release Prices received by the Company shall be
          ----------------
immediately paid to the Lender and shall be applied by the Lender as follows:
(a) first, in an amount equal to the aggregate Advances outstanding hereunder against all Residential Construction Loans or Residential A&D Loans for which the Release Prices were paid for application to the prepayment of the principal balance of the Note and (b) the balance, if any, to the Company. If the Release Price received is less than the aggregate Advances outstanding hereunder against the applicable Residential Construction Loan or Residential A&D Loan for which the Release Price was paid, the Company shall pay to the Lender such deficiency, simultaneously with the payment of such Release Price. Upon payment in full of the Advances outstanding against such Residential Construction Loan or Residential A&D Loan, the Company is then entitled to execute partial releases of the applicable Deed of Trust in accordance with the terms of the related Construction Loan Documents.

     3.4  Return or Release of Collateral at End of Commitment. If (a) the
          ----------------------------------------------------
Commitment shall have expired or been terminated, and (b) no Advances, interest or other Obligations evidenced by the Loan Documents or due under this Agreement shall be outstanding and unpaid, the Lender shall deliver or release all Collateral in its possession to the Company. The receipt of the Company for any Collateral released or delivered to the Company pursuant to any provision of this Agreement shall be a complete and full acquittance for the Collateral so returned, and the Lender shall thereafter be discharged from any liability or responsibility therefor.

4.   CONDITIONS PRECEDENT.

     4.1  Initial Advance. The obligation of the Lender to make the initial
          ---------------
Advance under this Agreement is subject to the satisfaction, in the reasonable discretion of the Lender, on or before the date thereof, of the following conditions precedent:

          (a) The Lender shall have received the following, all of which must be satisfactory in form and content to the Lender, in its reasonable discretion:

               (1) The Loan Documents dated as of the date hereof duly executed by the Company and the Guaranty dated as of even date herewith executed by the Guarantor;

               (2) Certified copies of the Company's articles of incorporation and bylaws and certificates of good standing dated no less recently than ninety (90) days prior to the date of this Agreement and a certification from the taxing authority of the state of incorporation stating that the Company is in good standing with said taxing authority:

               (3) An original resolution of the board of directors of the Company, certified as of the date of this Agreement by its corporate secretary, authorizing the execution, delivery and performance of this Agreement and the other Loan

          Documents, and all other instruments or documents to be delivered by the Company pursuant to this Agreement;

               (4)  A certificate (in the form of Exhibit "H") of the Company's
                                                  -----------
          corporate secretary as to the resolution of the board of directors of the Company authorizing the execution, delivery and performance of this Agreement and the other Loan Documents and the incumbency and authenticity of the signatures of the officers of the Company executing this Agreement and the other Loan Documents and each Request for Advance and all other instruments or documents to be delivered pursuant hereto (the Lender being entitled to rely thereon until a new such certificate has been furnished to the Lender);

               (5) Financial statements of NAB (and its Subsidiaries, on a consolidated basis) containing a balance sheet as of December 31, 1996 (the "Statement Date") and related statements of income, changes in stockholders' equity and cash flows for the period ended on the Statement Date and a balance sheet as of September 30, 1997 ("Interim Date") and related statement of income for the period ended on the Interim Date, all prepared in accordance with GAAP applied on a basis consistent with prior periods and in the case of the statements as of the Statement Date, audited by independent certified public accountants of recognized standing acceptable to the Lender;

               (6) Certified copies of NAB's articles of incorporation and bylaws and certificates of good standing dated no less recently than ninety (90) days prior to the date of this Agreement and a certification from the taxing authority of the state of incorporation stating that NAB is in good standing with said taxing authority:

               (7) An original resolution of the board of directors of NAB, certified as of the date of this Agreement by its corporate secretary, authorizing the execution, delivery and performance of the Guaranty and all other instruments or documents to be delivered by NAB pursuant to this Agreement;

               (8)  A certificate (in the form of Exhibit "I") of NAB's
                                                  -----------
          corporate secretary as to the resolution of the board of directors of NAB authorizing the execution, delivery and performance of the Guaranty and the incumbency and authenticity of the signatures of the officers of NAB executing the Guaranty and all other instruments or documents to be delivered pursuant hereto (the Lender being entitled to rely thereon until a new such certificate has been furnished to the Lender);

               (9) A favorable written opinion of counsel to the Company, dated as of the date of this Agreement, to be in substantially the form of Exhibit "O" hereto, and addressed to the Lender;
          -----------

               (10) A tax, lien and judgment search of the appropriate public records for the Company and NAB, including a search of Uniform Commercial Code financing statements, which search shall not have disclosed the existence of any prior Lien on the Collateral other than in favor of the Lender or as permitted hereunder;

               (11) Certificates of insurance of the Company's errors and omissions insurance policy and blanket bond coverage policy, all in form and content satisfactory to the Lender, showing compliance by the Company as of the date of this Agreement with the related provisions of Section 6.8 hereof and showing Lender as a joint loss payee or containing an endorsement with a direct loss-payee feature on such policies;

               (12) Executed financing statements in recordable form covering the Collateral and ready for filing in all jurisdictions required by the Lender;

               (13) Evidence that the Funding Account has been established and pledged to the Lender;

               (14) Evidence that the purchase and sale between the Company and Pacific Southwest Bank covering certain Eligible Construction Loans has been consummated.

     4.2  Each Advance. The obligation of the Lender to make the initial and
          ------------
each subsequent Advance under this Agreement is subject to the satisfaction, in the sole discretion of the Lender, as of the date of each such Advance, of the following additional conditions precedent:

          (a) In connection with an Advance, the Company shall have delivered to the Lender the Request for Advance, and documents required under, and shall have satisfied the procedures set forth in, Section 2.2 and Exhibit
                                                                       -------
     "A".  All items delivered to the Lender or its designee shall be reasonably
     ---
     satisfactory to the Lender in form and content, and the Lender may reject such of them as do not meet the requirements of this Agreement.

          (b) If all or a portion of a requested Advance is to be used by the Company to fund a Construction Loan Advance under a Construction Facility to a builder not previously approved by Lender (an "Additional Builder"), then as a condition precedent to Lender's obligation to fund the portion of the Advance relating to such Additional Builder, the Company must (i) furnish to Lender a copy of the Construction Loan Agreement and the original Construction Note endorsed as provided in Exhibit "A" I., together
                                                        -----------
     with copies of any other Construction Loan Documents executed contemporaneously with the Construction Loan Agreement as provided in Exhibit "A" I., and (ii) give Lender no fewer than five (5) Business Days
     -----------
     advance written notice that the Company intends to request an Advance with respect to each Additional Builder. In the event such five (5) day period shall elapse without receipt of notice of disapproval from Lender, such Additional Builder shall be deemed to be an approved Builder.

          (c) Lender shall not be obligated to disburse any Advance unless all statements made in the applicable Request for Advance are true and correct in all material respects on and as of the date of the requested Advance, before and after giving effect thereto and to the applicable of the proceeds therefrom.

          (d) Lender shall not be obligated to fund all or any portion of any Advance to be used to fund any Residential Construction Loan, Residential A&D Loan, Consumer Construction Loan, or Consumer Lot Loan unless such Residential Construction Loan, Residential A&D Loan, Consumer Construction Loan, or Consumer Lot Loan is an Eligible Construction Loan.

          (e) The Lender shall have received evidence reasonably satisfactory to it as to the due filing and recording in all appropriate offices of all financing statements and other instruments as may be necessary to perfect the security interest of the Lender in the Collateral under the Uniform Commercial Code of Texas or other applicable law.

          (f)  The representations and warranties of the Company contained in
     Article 5 hereof shall be accurate and complete in all material respects as if made on and as of the date of each Advance.

          (g) The Company shall have performed all agreements to be performed by it hereunder, including without limitation, the payment of all Commitment Fees and Non-Usage Fees when due hereunder, and, as of the date of the requested Advance, and after giving effect to the requested Advance, there shall exist no Default or Event of Default hereunder.

          (h) The Lender shall have received from counsel for the Company, if reasonably requested by the Lender in its reasonable discretion, an updated opinion, in form and substance satisfactory to the Lender, addressed to the Lender and dated as of the date of such Advance, covering such of the matters as the Lender may reasonably request.

          (i) Such additional documents, instruments, and information as Lender or its legal counsel may require.

     Acceptance of the proceeds of the requested Advance by the Company shall be deemed a representation by the Company that all conditions set forth in this
Article 4 shall have been satisfied as of the date of such Advance.

5.   REPRESENTATIONS AND WARRANTIES.

     The Company hereby represents and warrants to the Lender, as of the date of this Agreement and (unless otherwise notified in writing by the Company and Lender, in its sole discretion, approves in writing) as of the date of each Request for Advance and the making of each Advance, that:

     5.1  Organization; Good Standing; Subsidiaries. The Company and each
          -----------------------------------------
Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has the full legal power and authority to own its property and to carry on its business as currently conducted and is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary, except in jurisdictions, if any, where a failure to be in good standing has no material adverse effect on the business, operations, assets or financial condition of the Company or any such Subsidiary. For the purposes hereof, good standing shall include qualification for any and all licenses and payment of any and all taxes required in the jurisdiction of its incorporation and in each jurisdiction in which the Company transacts business. The Company has no Subsidiaries except as set forth on Exhibit "E" hereto. Exhibit "E" sets forth with respect to each such
   -----------         -----------
Subsidiary, its name, address, place of incorporation, each state in which it is qualified as a foreign corporation, and the percentage ownership of the Company in such Subsidiary.

     5.2  Authorization and Enforceability. The Company has all requisite
          --------------------------------
corporate power and authority to execute, deliver, create, issue, comply and perform this Agreement, the Note and all other Loan Documents to which the Company is party and to make the borrowings hereunder. The execution, delivery and performance by the Company of this Agreement, the Note and all other Loan Documents to which the Company is party and the making of the borrowings hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of the Company (none of which actions has been modified or rescinded, and all of which actions are in full force and effect) and do not and will not conflict with or violate any provision of law or of the articles of incorporation or by-laws of the Company, conflict with or result in a breach of or constitute a default or require any consent under any contracts to which Company is a party, or result in the creation of any Lien upon any property or assets of the Company other than the Lien on the Collateral granted hereunder, or result in or require the acceleration of any Indebtedness of the Company pursuant to any agreement, instrument or indenture to which the Company is a party or by which the Company or its property may be bound or affected. This Agreement, the Note and all other Loan Documents contemplated hereby or thereby constitute legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency or other such laws affecting the enforcement of creditors' rights generally and by general principles of equity.

     5.3  Financial Condition. The balance sheet of NAB provided to Lender
          -------------------
pursuant to Section 4.1(a)(5) hereof (and if applicable, its Subsidiaries, on a consolidating and consolidated basis) as at the Statement Date, and the related statements of income, changes in stockholders' equity, and cash flows for the fiscal year ended on the Statement Date, heretofore furnished to the Lender, fairly present the financial condition of NAB and its Subsidiaries as at the Statement Date and the Interim Date and the results of its and their operations for the fiscal period ended on the Statement Date and the Interim Date. NAB had, on the Statement Date and the Interim Date, no known material liabilities, direct or indirect, fixed or contingent, matured or unmatured, or liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of NAB except as heretofore disclosed to the Lender in writing. Said financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved. Since the Statement Date, there has been no material adverse change in the business, operations, assets or financial condition of NAB or its Subsidiaries, nor is NAB aware of any state of facts particular to NAB which (with or without notice or lapse of time or both) would or could result in any such material adverse change.

     5.4  Litigation. Except as disclosed on Exhibit "F", there are no actions,
          ----------                         -----------
claims, suits or proceedings pending, or to the knowledge of the Company, threatened or reasonably anticipated against or affecting the Company or any Subsidiary of the Company in any court or before any arbitrator or before any government commission, board, bureau or other administrative agency which, if adversely determined, may reasonably be expected to result in any material and adverse change in the business, operations, assets or financial condition of the Company or any of Company's Subsidiaries, as a whole.

     5.5  Compliance with Laws. To the knowledge of Company, neither the Company
          --------------------
nor any Subsidiary of the Company is in violation of any provision of any law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority which might have a material adverse effect on the business, operations, assets or financial condition of the Company or any of Company's Subsidiaries, as a whole.

     5.6  Regulations G and U. The Company is not engaged principally, or as one
          -------------------
of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any Advances made hereunder will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

     5.7  Investment Company Act. Neither the Company nor any of its
          ----------------------
Subsidiaries is an "investment company" or controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     5.8  Agreements. Neither the Company nor any Subsidiary of the Company is a
          ----------
party to any agreement, instrument or indenture, or subject to any restriction, materially and adversely affecting its business, operations, assets or financial condition, except as disclosed in the financial statements described in Section
5.3 hereof. The Company and each Subsidiary of the Company are not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could have a material adverse effect on the business, operations, properties or financial condition of the Company as a whole. No holder of any Indebtedness of the Company or of any of its Subsidiaries has given notice of any alleged default thereunder or, if given, the same has been cured or will be cured by Company within the cure period provided therein, and no liquidation or dissolution of the Company or any of its Subsidiaries and no receivership, insolvency, bankruptcy, reorganization or other similar proceedings relative to the Company or any of its Subsidiaries or any of their respective properties is pending, or to the knowledge of the Company, threatened.

     5.9  Title to Properties. The Company and each Subsidiary of the Company
          -------------------
has good, valid, insurable (in the case of real property) and marketable title to all of its properties and assets (whether real or personal, tangible or intangible) reflected on the financial statements described in Section 5.3 hereof, and all such properties and assets are free and clear of all Liens except liens for ad valorem property taxes not yet due and payable and except as disclosed in such financial statements and not prohibited under this Agreement.

     5.10  ERISA. All plans ("Plans") of a type described in Section 3(3) of
           -----
ERISA in respect of which the Company or any Subsidiary of the Company is an "Employer," as defined in Section 3(5) of ERISA, are in substantial compliance with ERISA, and none of such Plans is insolvent or in reorganization, has an accumulated or waived funding deficiency within the meaning of Section 412 of the Internal Revenue Code, and neither the Company nor any Subsidiary of the Company has incurred any material liability (including any material contingent liability) to or on account of any such Plan pursuant to Sections 4062, 4063, 4064, 4201 or 4204 of ERISA; and no proceedings have been instituted to terminate any such Plan, and no condition exists which presents a material risk to the Company or a Subsidiary of the Company of incurring a liability to or on account of any such Plan pursuant to any of the foregoing Sections of ERISA. No Plan or trust forming a part thereof has been terminated since December 1, 1974.

     5.11  RICO. To the best of the Company's knowledge, the Company is not in
           ----
violation of any laws, statutes or regulations, including, without limitation, RICO, which contain provisions which could potentially override Lender's security interest in the Collateral.

     5.12  Proper Names. The Company does not operate in any jurisdiction under
           ------------
a trade name, division, division name or name other than those names set forth on Exhibit "G" attached hereto and all such names included on Exhibit "G" are
   -----------                                                -----------
utilized by the Company only in the jurisdictions listed therein.

     5.13  Direct Benefit From Loans. The Company has received, or, upon the
           -------------------------
execution and funding thereof, will receive (a) direct benefit from the making and execution of this Agreement and the other Loan Documents to which it is a party, and (b) fair and independent consideration for the entry into, and performance of, this Agreement and the other Loan Documents to which it is a party. Contemporaneously with the disbursements of each Advance by the Lender to the Company, all such proceeds will be used to fund or purchase and/or fund Residential Construction Loans, Residential A&D Loans, Consumer Construction Loans, or Consumer Lot Loans in accordance with the applicable Request for Advance and none other.

     5.14  Loan Documents Do Not Violate Other Documents. Neither the execution
           ---------------------------------------------
and delivery by the Company of this Agreement or any other Loan Document to which it is a party nor the consummation of the transactions herein and therein contemplated, nor the performance of, or compliance with, the terms and provisions hereof and thereof, does or will contravene, breach or conflict with any provision of either of its articles of incorporation or by-laws, or any applicable law, statute, rule or regulation or any judgment, decree, writ, injunction, franchise, order or permit applicable to the Company or its assets or properties, or does or will conflict or be inconsistent with, or does or will result in any breach or default of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, or other instrument to which the Company is a party or by which the Company or any of its property may be bound, the contravention, conflict, inconsistency, breach or default of which will have a materially adverse effect on the Company's condition, financial or otherwise, or affect its ability to perform, promptly and fully, its obligations hereunder or under any of the other Loan Documents.

     5.15  Consents Not Required. Except for those consents that have already
           ---------------------
been obtained and delivered to Lender or required as a condition to any Advance hereunder, no consent of any Person and no consent, license, permit, approval, or authorization of, exemption by, or registration or declaration with, any Tribunal is required in connection with the execution, delivery, performance, validity, or enforceability of this Agreement or any of the Loan Documents by the Company.

     5.16  Material Fact Representations. Neither the Loan Documents nor any
           -----------------------------
other agreement, document, certificate, or written statement furnished to the Lender by or on behalf of the Company in connection with the transactions contemplated in any of the Loan Documents contains any untrue statement of a material fact. There are no material adverse facts or conditions relating to the making of the Commitment, any of the Collateral, and/or the financial condition and business of the Company known to the Company which have not been fully disclosed in the financial statement of the Company or as otherwise disclosed, in writing, to the Lender, it being understood that this representation is made as of, and shall be limited to the date of this Agreement. All writings heretofore or hereafter exhibited or delivered to the Lender by or on behalf of the Company are and will be genuine and what they purport to be.

     5.17  Place of Business. The principal place of business of the Company is
           -----------------
4144 N. Central Expressway, Suite 900, Dallas, Texas 75204, and the chief executive office of the Company and the office where it keeps its financial books and records relating to its property and all contracts relating thereto and all accounts arising therefrom is located at the address set forth for the Company in Section 9 hereof.

     5.18  Use of Proceeds; Business Loans. The Company will use the proceeds of
           -------------------------------
the Advances made pursuant to the Commitment solely as follows, and for no other purpose: finance the funding of Residential Construction Loans, Residential A&D Loans, Consumer Construction Loans, and Consumer Lot Loans. All loans evidenced by the Note are and shall be "business loans", as such term is used in the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended, and such loans are for business or commercial purposes and not primarily for personal, family, household or agricultural use, as such terms are used or defined in Chapter 1D, Texas Credit Title, Regulation Z promulgated by the Board of Governors of the Federal Reserve System, and Titles I and V of the Consumer Credit Protection Act. The provisions of the Texas Credit Title which regulate revolving loans and revolving triparty accounts) shall not apply to this Agreement.

     5.19  No Undisclosed Liabilities. Other than as disclosed in the financial
           --------------------------
statements provided to the Lender, NAB does not have any liabilities or Indebtedness, direct or contingent, except for Indebtedness which, in the aggregate, do not exceed $25,000.00.

     5.20  Tax Returns and Payments. All federal, state and local income,
           ------------------------
excise, property and other tax returns required to be filed with respect to Company's operations and those of its Subsidiaries in any jurisdiction have been filed on or before the due date thereof (plus any applicable extensions); all such returns are true and correct; all taxes, assessments, fees and other governmental charges upon the Company, and Company's Subsidiaries and upon its property, income or franchises, which are due and payable have been paid, including, without limitation, all FICA payments and withholding taxes, if appropriate, other than those which are being contested in good faith by appropriate proceedings, diligently pursued and as to which the Company has established adequate reserves determined in accordance with GAAP, consistently applied. The amounts reserved, as a liability for income and other taxes payable, in the financial statements described in Section 5.3 hereof are sufficient for payment of all unpaid federal, state and local income, excise, property and other taxes, whether or not disputed, of the Company and its Subsidiaries, accrued for or applicable to the period and on the dates of such financial statements and all years and periods prior thereto and for which the Company, and Company's Subsidiaries may be liable in their own right or as transferee of the assets of, or as successor to, any other Person.

     5.21  Subsidiaries. The Company has not issued, and does not have
           ------------
outstanding, any warrants, options, rights or other obligations to issue or purchase any shares of its capital stock or other securities. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All of Company's Subsidiaries are listed on Exhibit "E", attached hereto.
          -----------

     5.22  Holding Company. The Company is not a "holding company" or a
           ---------------
"subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

6.   AFFIRMATIVE COVENANTS.

     The Company hereby covenants and agrees that, so long as the Commitment is outstanding or there remain any Obligations of the Company to be paid or performed under this Agreement or under any other Loan Document, the Company shall:

     6.1  Payment of Note. Punctually pay or cause to be paid the principal of,
          ---------------
interest on and all other amounts payable hereunder and under the Note in accordance with the terms thereof.

     6.2  Financial Statements and Other Reports.  Deliver to the Lender:
          --------------------------------------

          (a) As soon as available and in any event within thirty (30) days after the end of each calendar month, statements of income and changes in stockholders' equity of the Company and, if applicable, Company's Subsidiaries, on a consolidated and consolidating basis for the immediately preceding month, and related balance sheet as at the end of the immediately preceding month, all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis, and certified as to the fairness of presentation by the president and chief financial officer of the Company, subject, however, to year-end audit adjustments.

          (b) As soon as available and in any event within ninety (90) days after the close of each fiscal year: statements of income, changes in stockholders' equity and cash flows of the Company, and, if applicable, Company's Subsidiaries, on a consolidated and consolidating basis for such year, the related balance sheet as at the end of such year (setting forth in comparative form the corresponding figures for the preceding fiscal year), all in reasonable detail, prepared in accordance with GAAP applied on a consistent basis throughout the periods involved, and accompanied by an opinion in form and substance satisfactory to the Lender and prepared by KPMG Peat Marwick, LLP, or other independent certified public accountants of recognized standing selected by the Company and acceptable to the Lender, as to said financial statements and a certificate signed by the president and chief financial officer of the Company stating that said financial statements fairly present the financial condition and results of operations of the Company and, if applicable, Company's Subsidiaries as at the end of, and for, such year.

          (c) Together with each delivery of financial statements required in this Section 6.2, an Officer's Certificate in substantially the form of Exhibit "D" hereto.
     -----------

          (d) Reports in respect of the Pledged Mortgages, in such detail and at such times as the Lender in its reasonable discretion may request at any time or from time to time, to be delivered with the monthly financial statements required in Section 6.2(a), including, without limitation, weekly Warehouse Loan Balance Summary Reports in substantially the form of Exhibit "L" hereto.
     -----------

          (e) From time to time, with reasonable promptness, such further information regarding the business, operations, properties or financial condition of the Company as the Lender may reasonably request.

     6.3  Maintenance of Existence; Conduct of Business. Preserve and maintain
          ---------------------------------------------
its corporate existence in good standing and all of its rights, privileges, licenses and franchises necessary in the normal conduct of its business; conduct its business in an orderly and efficient manner; and make no material change in the nature or character of its business or engage in any business in which it was not engaged on the date of this Agreement.

     6.4  Compliance with Applicable Laws. Comply with the requirements of all
          -------------------------------
applicable laws, rules, regulations and orders of any governmental authority, a breach of which could materially adversely affect its business, operations, assets, or financial condition, except where contested in good faith and by appropriate proceedings, and with sufficient reserves established therefor.

     6.5  Inspection of Properties and Books. Permit authorized representatives
          ----------------------------------
of the Lender to (a) discuss the business, operations, assets and financial condition of the Company and Company's Subsidiaries with their officers and employees and to examine their books of account, records, reports and other papers and make copies or extracts thereof, and (b) inspect all of the Company's property and all related information and reports at Lender's expense, all at such reasonable times as the Lender may request or in a manner that will not unreasonably interfere with the Company's normal operations. The Company will provide its accountants with a copy of this Agreement promptly after the execution hereof and will instruct its accountants to answer candidly any and all questions that the officers of the Lender or any authorized representatives of the Lender may address to them in reference to the financial condition or affairs of the Company and Company's Subsidiaries. The Company may have its representatives in attendance at any meetings between the officers or other representatives of the Lender and the Company accountants held in accordance with this authorization.

     6.6  Notice. Give prompt written notice to the Lender of (a) any action,
          ------
suit or proceeding instituted against the Company or any of its Subsidiaries in any federal or state court or before any commission or other regulatory body (federal, state or local, domestic or foreign) which action, suit or proceeding has at issue in excess of One Hundred Thousand Dollars ($100,000.00), or any such proceedings threatened against the Company, or any of Company's Subsidiaries in writing containing the details thereof, (b) the filing, recording or assessment of any federal, state or local tax Lien against it, or any of its assets or any of its Subsidiaries with the exception of ad valorem taxes not yet due and payable, (c) the occurrence of any Event of Default hereunder or the occurrence of any Default and continuation thereof for five (5) days, and (d) any other action, event or condition of any nature of which the Company has knowledge which may lead to or result in a material adverse effect upon the business, operations, assets, or financial condition of the Company or Company's Subsidiaries or which, with or without notice or lapse of time or both, would constitute a default under any other agreement instrument or indenture to which the Company is a party or to which the Company, its properties or assets may be subject.

     6.7   Payment of Debt, Taxes, etc.
           ---------------------------

           Pay and perform all obligations and Indebtedness of the Company, and cause to be paid and performed all obligations and Indebtedness of its Subsidiaries in accordance with the terms thereof and pay and discharge or cause to be paid and discharged all taxes, assessments and governmental charges or levies imposed upon the Company or its Subsidiaries, or upon their respective income, receipts or properties before the same shall become past due, as well as all lawful claims for labor, materials and supplies or otherwise which, if unpaid, might become a Lien or charge upon such properties or any part thereof; provided, however, that the Company and its Subsidiaries shall not be required
--------  -------
to pay obligation, Indebtedness, taxes, assessments or governmental charges or levies or claims for labor, materials or supplies for which the Company or its Subsidiaries shall have obtained an adequate bond or adequate insurance or which are being contested in good faith and by proper proceedings which are being reasonably and diligently pursued if such proceedings do not involve any likelihood of the sale, forfeiture or loss of any such property or any interest therein while such proceedings are pending, and provided further that book reserves adequate under generally accepted accounting principles shall have been established with respect thereto and provided further that the owing Person's title to, and its right to use, its property is not materially adversely affected thereby.

     6.8   Insurance.  Maintain (a) liability insurance and fire and other
           ---------
hazard insurance on its properties, with responsible insurance companies approved by the Lender, in such amounts and against such risks as is reasonably approved by Lender; and (b) within thirty (30) days after notice from the Lender, obtain such additional insurance as the Lender shall reasonably require, all at the sole expense of the Company. Certificates identifying such policies shall be furnished to the Lender without charge upon obtaining such coverage or any renewal of or modification to such coverage.

     6.9   Other Loan Obligations.  Perform all obligations under the terms of
           ----------------------
each loan agreement, note, mortgage, security agreement or debt instrument by which the Company is bound or to which any of its property is subject, and promptly notify the Lender in writing of the termination, cancellation, reduction or non-renewal of any of its other lines of credit or financing agreements with any other lender or any default under such lines of credit or financing agreements if such default causes the lender of such lines of credit or financing agreements to declare such debt due prior to stated maturity.

     6.10  Use of Proceeds of Advances.  Use the proceeds of each Advance solely
           ---------------------------
for the purpose of financing the origination, purchase, and/or funding of Residential Construction Loans,

Residential A&D Loans, Aged Loans, Consumer Construction Loans, and Consumer Lot Loans in accordance with the applicable Request for Advance and none other.

     6.11  Cure of Defects in Loan Documents.  The Company will promptly cure
           ---------------------------------
and cause to be promptly cured any defects in the creation, issuance, execution and delivery of this Agreement and the other Loan Documents; and upon request of the Lender and at the Company's expense, the Company will promptly execute and deliver, and cause to be executed and delivered, to the Lender or its designee, all such additional documents, agreements and/or instruments in compliance with or in accomplishment of the covenants and agreements of this Agreement and the other Loan Documents, and/or to create, perfect, preserve, extend and/or maintain any and all Liens created pursuant hereto or pursuant to any other Loan Document as valid and perfected Liens (of a priority as set forth in this Agreement) in favor of the Lender to secure the Obligations, all as reasonably requested from time to time by the Lender.

7.   NEGATIVE COVENANTS.

     The Company hereby covenants and agrees that, so long as the Commitment is outstanding or there remain any Obligations of the Company to be paid or performed under this Agreement or any other Loan Document, the Company shall not, either directly or indirectly, without the prior written consent of the
Lender:

     7.1   Contingent Liabilities.  Assume, incur, create, guarantee, endorse,
           ----------------------
or otherwise become or be liable for the obligation of any Person other than the Company except by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

     7.2   Merger; Acquisitions.  Liquidate, dissolve, consolidate or merge, or
           --------------------
acquire any substantial part of the assets of another, except for transactions involving not more than $50,000.00 each.

     7.3   Debt to Tangible Net Worth Ratio.  Permit the ratio of Debt to
           --------------------------------
Tangible Net Worth of the Company (and its Subsidiaries, on a consolidated basis) to exceed 10:1 computed as of the end of each calendar month.

     7.4   Minimum Tangible Net Worth.  Permit Tangible Net Worth of the Company
           --------------------------
(and its Subsidiaries, on a consolidated basis) to be less than the sum of Ten Million Dollars ($10,000,000.00) plus 100% of all capital contributions after the date hereof, computed as of the end of each calendar month.

     7.5   Minimum Liquidity.  Permit the liquidity of the Company to be less
           -----------------
than an amount reasonably determined by the Lender to be necessary to meet the Company's funding obligations under the Pledged Mortgages.

     7.6   RICO.  Violate any laws, statutes or regulations, whether federal or
           ----
state, for which forfeiture of its properties is a potential penalty, including, without limitations, RICO.

     7.7   No Loans or Investments Except Approved Investments.  Without the
           ---------------------------------------------------
prior written consent of Lender (which consent will not be unreasonably withheld), make or permit to remain outstanding any loans or advances to, or investments in, any Person (excluding Affiliates), except that the foregoing restriction shall not apply to:

           (a) investments in marketable obligations maturing no later than 180 days from the date of acquisition thereof by the Company and issued and fully guaranteed, directly, by the full faith and credit of the Government of the United States of America or any agency thereof; and

           (b) investments in certificates of deposit maturing no later than 180 days from the date of issuance thereof and issued by commercial banks in the United States and such banks rated by Moody's Investor Service, Inc. and receiving a rating of Prime-2 or higher on Moody's short term debt rating or rated by Standard & Poor's Corporation and receiving a rating of AA-/A1+ or higher on S&P's short term debt rating, or issued by Lender, it being acknowledged and agreed that the foregoing requirements shall pertain to certificates of deposit issued and/or received on a date on or after the date of this Agreement); and

           (c)  investments not to exceed $50,000.00 in the aggregate; and

           (d) residential construction loans made by the Company in accordance with Construction Policy and Procedures Manual or in the ordinary course of business.

     7.8   Charter Documents and Business Termination.
           ------------------------------------------

           (a) Issue, sell or commit to issue or sell any shares of its capital stock of any class, or other equity or investment security that would result in a Change of Control,

           (b) Amend or otherwise modify its corporate charter or otherwise change its corporate structure in any manner which will have a materially adverse effect on the Company's condition, financial or otherwise, or which will have a material adverse effect upon the Company's ability to perform, promptly and fully, its obligations hereunder or under any of the other Loan Documents, or

           (c) Take any action with a view toward its dissolution, liquidation or termination, or, in fact, dissolve, liquidate or terminate its existence.

     7.9   Changes in Accounting Methods.  Make any change in its accounting
           -----------------------------
method as in effect on the date of this Agreement or change its fiscal year ending date from December 31, unless such changes (a) are required for conformity with generally accepted accounting principles and, in such event, the Company will give prior written notice of each such change to the Lender or (b) or if not so required, are in conformity with generally accepted accounting principles and have the prior written approval of the Lender which approval shall not be unreasonably withheld.

     7.10  No Sales, Leases or Dispositions of Property.  Except in the ordinary
           --------------------------------------------
course of its business, the Company will not sell, lease, transfer or otherwise dispose of all or any material portion or portions or integral part of its properties or assets, whether now owned or hereafter acquired (whether in a single transaction or in a series of transactions), or enter into any arrangement, directly or indirectly, with any person, whereby it shall sell or transfer any of its properties or assets, whether now owned or hereafter acquired, and thereafter rent or lease as lessee such property or any part thereof which it intends to use for substantially the same purpose or purposes as the property sold or transferred.

     7.11  Changes in Business or Assets.  Make any substantial change (a) in
           -----------------------------
the nature of its business as now conducted, or (b) in the use of its property as now used and proposed to be used.

     7.12  Changes in Office or Inventory Location.  Change the address and/or
           ---------------------------------------
location of its chief executive office or principal place of business or the place where it keeps its books and records or its inventory to a location outside the State of Texas unless, prior to any such change, the Company shall execute and cause to be executed such additional agreements and/or lien instruments as the Lender may reasonably request to conform with the provisions hereof and the transactions and perfected Liens in the Collateral contemplated under this Agreement and the other Loan Documents.

     7.13  Special Negative Covenants Concerning Collateral.
           ------------------------------------------------

           (a) The Company shall not amend or modify, any of the terms and conditions of, or settle or compromise any claim in respect of, any Pledged Mortgages in any material respect unless such amendment or modification is in accordance with the Construction Policy and Procedures Manual.

           (b) The Company shall not sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Agreement or as permitted herein) any of the Collateral or any interest therein.

           (c) The Company shall not make any compromise, adjustment or settlement in respect of any of the Collateral or accept other than cash in payment or liquidation of the Collateral.

     7.14  No Indebtedness.  Without the prior written consent of Lender, the
           ---------------
Company will not incur, create, assume or guarantee or in any manner become or be liable or permit to be outstanding any Indebtedness (including obligations for the payment of rentals other than provided for herein) nor guarantee any contract or other obligation, and will not in any way become or be responsible for obligations of any Person, whether by agreement to purchase the Indebtedness of any other Person or agreement for the furnishing of funds to any other Person through the purchase of goods, supplies or services (or by way of stock purchase, capital contribution, advance or loan) for the purpose of paying or discharging the Indebtedness of any other Person or otherwise, except that the foregoing restrictions shall not apply to:

           (a)  the Obligations;

           (b) liabilities for taxes, assessments, governmental charges or levies which are not yet due and payable or which are being contested in good faith by appropriate proceedings diligently conducted if reserves adequate under generally accepted accounting principles have been established therefor;

           (c) endorsements of negotiable instruments for collection in the ordinary course of business;

           (d) Indebtedness incurred in the ordinary course of business in connection with normal trade or business obligations which are payable within 90 days of the occurrence thereof, provided, however, that no
                                               --------  -------
     Indebtedness shall be incurred by the Company to any Affiliate other than in the ordinary course of business and upon substantially the same or better terms as it could obtain in an arm's length transaction with a Person who is not an Affiliate.

           (e) Indebtedness of less than $50,000.00, in the aggregate, incurred in the ordinary course of business.

           (f) Indebtedness incurred in the ordinary course of business for the purpose of leasing office space or equipment to be used in the conduct of the business of the Company.

     7.15  Ownership of the Company.  Permit any change in the legal or
           ------------------------
beneficial ownership of any capital stock, instruments convertible to same, or other equity instruments, of the Company that would result in a Change of Control.

8.   DEFAULTS; REMEDIES.

     8.1   Events of Default.  The occurrence of any of the following conditions
           -----------------
or events shall be an event of default ("Event of Default"):

           (a) Failure to pay the principal of any Advance when due, whether at stated maturity, by acceleration, or otherwise; or failure to pay any installment of interest on any Advance or any other amount due under this Agreement within ten (10) days after the due date; or failure to pay, beyond any applicable grace period, the principal or interest on any other indebtedness due the Lender; or

           (b) Failure of the Company or any of its Subsidiaries to pay, or any default in the payment of any principal or interest on, any other Indebtedness or in the payment of any contingent obligation beyond any period of grace provided; or breach or default with respect to any other material term of any other Indebtedness of any loan agreement, mortgage, indenture or other agreement relating thereto, if the effect of such failure, default or breach is to cause or to permit the holder or holders thereof (or a trustee on behalf of such holder or holders) to cause, Indebtedness of the Company or its Subsidiaries in the aggregate amount of One Hundred Thousand Dollars ($100,000.00) or more to become or be declared due prior to its stated maturity (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

           (c) Any of the Company's representations or warranties made or deemed made herein or in any other Loan Document, or in any statement or certificate at any time given by the Company in writing pursuant hereto or thereto shall be inaccurate or incomplete in any materially adverse respect on the date as of which made or deemed made; or

          (d) The Company shall default in the performance of or compliance with any term or covenant contained in this Agreement and such default shall not have been remedied or waived within thirty (30) days after receipt of notice from the Lender of such default other than those referred to above in Subsections 8.1(a), 8.1(b), or 8.1(c); or

          (e) (1) A court having jurisdiction shall enter a decree or order for relief in respect of the Company or any of Company's Subsidiaries in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect in respect of the Company or any of Company's Subsidiaries, which decree or order is not stayed; or a filing of an involuntary case under any applicable bankruptcy, insolvency or other similar law in respect of the Company or any of Company's Subsidiaries has occurred; or (2) any other similar relief shall be granted under any applicable federal or state law; or a decree or order of a court having jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or any of Company's Subsidiaries, or over all or a substantial part of their respective property, shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Company or any of Company's Subsidiaries, for all or a substantial part of their respective property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Company or any of Company's Subsidiaries, and the continuance of any such events in Subsections (1) and (2) above for sixty (60) days unless dismissed or discharged; or

          (f) The Company or any of Company's Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion to an involuntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; the making by the Company or any of Company's Subsidiaries of any assignment for the benefit of creditors; or the failure of the Company or any of Company's Subsidiaries, or the admission by any of them of its inability, to pay its debts as such debts become due; or

          (g) To the extent not covered by applicable insurance, any money judgment, writ or warrant of attachment, or similar process involving in any case an amount in excess of One Hundred Thousand Dollars ($100,000.00) shall be entered or filed against the Company or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days or in any event no later than five (5) days prior to the date of any proposed sale thereunder; or

          (h) Any order, judgment or decree shall be entered against the Company decreeing the dissolution or split up of the Company and such order shall remain undischarged or unstayed for a period in excess of twenty (20) days; or

          (i) Any Plan maintained by the Company or any of Company's Subsidiaries shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States district court to administer any Plan, or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan if as of the date thereof the Company's or any Subsidiary's liability (after giving effect to the tax consequences thereof) to the Pension Benefit Guaranty Corporation (or any successor thereto) for unfunded guaranteed vested benefits under the Plan exceeds the then current value of assets accumulated in such Plan by more than Fifty Thousand Dollars ($50,000.00) (or in the case of a termination involving the Company or any of Company's Subsidiaries as a "substantial employer" (as defined in Section 4001(a)(2) of ERISA) the withdrawing employer's proportionate share of such excess shall exceed such amount); or

          (j) The Company or any of Company's Subsidiaries as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding Fifty Thousand Dollars ($50,000.00); or

          (k) The Company shall purport to disavow its obligations hereunder or shall contest the validity or enforceability hereof, or the Lender's security interest on any portion of the Collateral shall become unenforceable or otherwise impaired; provided that, subject to the Lender's approval, no Event of Default shall occur as a result of such impairment if all Advances made against any such Collateral shall be paid in full within ten (10) days of the date of such impairment; or

          (l) The Company dissolves or terminates its existence, or discontinues its usual business; or

          (m) Any court shall find or rule, or the Company shall assert or claim, (i) that the Lender does not have a valid, perfected, enforceable Lien and security interest in the Collateral of the priority as represented in this Agreement or in any other Loan Document, or (ii) that this Agreement or any of the Loan Documents does not or will not constitute the legal, valid, binding and enforceable obligations of the party or parties (as applicable) thereto, or (iii) that any Person has a conflicting or adverse Lien, claim or right in, or with respect to, the Collateral and the Company is unable within 10 days to have such finding or ruling reversed or to have such adverse Lien, claim or right removed; or

          (n) The Company shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them, or made or suffered a transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of its property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its property through legal proceedings or distraint or other process which is not vacated within 60 days from the date thereof; or

          (o) There shall be a material adverse change in the financial condition, business or operations of the Company; or

          (p)  A Change of Control occurs.

     8.2  Remedies.
          --------

          (a) Upon the occurrence of any Event of Default described in Sections 8.1(e) or 8.1(f), the Commitment shall be terminated and all Obligations of the Company shall automatically become due and payable, without presentment for payment, demand, notice of non-payment, protest, notice of protest, notice of intent to accelerate, notice of acceleration, maturity, or any other notices or requirements of any kind of Lender to the Company or any other Person liable thereon or with respect thereto, all of which are hereby expressly waived by the Company.

          (b) Upon the occurrence of any Event of Default, other than those described in Sections 8.1(e) or 8.1(f), the Lender may, by written notice to the Company, terminate the Commitment and/or declare all Obligations of the Company to be immediately due and payable, whereupon the same shall forthwith become due and payable, together with all accrued and unpaid interest thereon, and the obligation of the Lender to make any Advances shall thereupon terminate.

          (c) Upon the occurrence of any Event of Default, the Lender may also do any of the following:

               (1) Foreclose upon or otherwise enforce its security interest in and Lien on the Collateral to secure all payments and performance of Obligations of the Company in any manner permitted by law or provided for hereunder.

               (2) Notify all obligors in respect of the Collateral that the Collateral has been assigned to the Lender and that all payments thereon are to be made directly to the Lender or such other party as may be designated by the Lender; settle, compromise, or release, in whole or in part, any amounts owing on the Collateral, any such obligor or any portion of the Collateral, on terms acceptable to the Lender; enforce payment and prosecute any action or proceeding with respect to any and all Collateral; and where any such Collateral is in default, foreclose on and enforce security interests in, such Collateral by any available judicial procedure or without judicial process and sell property acquired as a result of any such foreclosure.

               (3) Require the Company to assemble the Collateral and/or books and records relating thereto and make such available to the Lender at a place to be designated by the Lender.

               (4) Enter onto property where any Collateral or books and records relating thereto are located and take possession thereof with or without judicial process.

               (5) Prior to the disposition of the Collateral, prepare it for disposition in any manner and to the extent the Lender deems appropriate.

               (6) Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code of Texas or other applicable law, including, but not limited to, selling or otherwise disposing of the Collateral, or any part thereof, at one or more public or private sales, whether or not such Collateral is present at the place of sale, for cash or credit or future delivery, on such terms and in such manner as the Lender may determine. If notice is required under such applicable law, the Lender will give the Company not less than ten
          (10) days' notice of any such public sale or of the date after which private sale may be held. The Company agrees that ten (10) days' notice shall be reasonable notice. The Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Lender until the selling price is paid by the purchaser thereof, but the Lender shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Lender may, however, instead of exercising the power of sale herein conferred upon it, proceed by a suit or suits at law or in equity to collect all amounts due upon the Collateral or to foreclose the pledge and sell the Collateral or any portion thereof under a judgment or decree of a court or courts of competent jurisdiction, or both.

               (7) Proceed against the Company on the Note.

               (8) Proceed against the Guarantor.

               (9) Exercise any and all other rights, remedies, privileges, and recourses granted under the Loan Documents or now or hereafter existing in equity, at law, by virtue of statute, or otherwise.

          (d) The Lender shall incur no liability as a result of the sale or other disposition of the Collateral, or any part thereof, at any public or private sale or disposition. The Company hereby waives (to the extent permitted by law) any claims it may have against the Lender arising by reason of the fact that the price at which the Collateral may have been sold at such private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the outstanding Advances and the unpaid interest accrued thereon, even if the Lender accepts the first offer received and does not offer the Collateral to more than one offeree and none of the actions described herein shall render Lender's disposition of the Collateral in such a manner as commercially unreasonable.

          (e) The Company specifically waives (to the extent permitted by law) any equity or right of redemption, all rights of redemption, stay or appraisal which the Company has or may have under any rule of law or statute now existing or hereafter adopted, and any right to require the Lender to (1) proceed against any Person, (2) proceed against or exhaust any of the Collateral or pursue its rights and remedies as against the Collateral in any particular order, or (3) pursue any other remedy in its power. The Lender shall not be required to take any steps necessary to preserve any rights of the Company against holders of mortgages prior in lien to the Lien of any Deed of Trust included in the Collateral or to preserve rights against prior parties.

          (f) The Lender may, but shall not be obligated to, advance any sums or do any act or thing necessary to uphold and enforce the Lien and priority of, or the security intended to be afforded by, any Deed of Trust included in the Collateral, including, without limitation, payment of delinquent taxes or assessments and insurance premiums. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements, incurred or paid by the Lender in exercising any right, power or remedy conferred by this Agreement, or in the enforcement hereof, together with interest thereon, at the Default Rate, from the time of payment until repaid, shall become a part of the principal balance outstanding hereunder and under the Note.

          (g) No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy provided hereunder, at law or in equity shall operate as a waiver thereof; nor shall any single or partial exercise by the Lender of any right, power or remedy provided hereunder, at law or in equity preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Without intending to limit the foregoing, all defenses based on the statute of limitations are hereby waived by the Company to the extent permitted by law. The remedies herein provided are cumulative and are not exclusive of any remedies provided at law or in equity.

     8.3  Application of Proceeds.  The proceeds of any sale, disposition or
          -----------------------
other enforcement of the Lender's security interest in all or any part of the Collateral shall be applied by the Lender:

          First, to the payment of the costs and expenses of such sale or
          -----
     enforcement, including reasonable compensation to the Lender's agents and counsel, and all expenses, liabilities and advances made or incurred by or on behalf of the Lender in connection therewith;

          Second, to the payment of any other amounts due (other than principal
          ------
     and interest) under the Note or this Agreement;

          Third, to the payment of interest accrued and unpaid on the Note;
          -----

          Fourth, to the payment of the outstanding principal balance of the
          ------
     Note; and

          Finally, to the payment to the Company, or to its successors or
          -------
     assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

     If the proceeds of any such sale, disposition or other enforcement are insufficient to cover the costs and expenses of such sale, as aforesaid, and the payment in full of all Obligations of the Company, the Company shall remain liable for any deficiency.

     8.4  Lender Appointed Attorney-in-Fact.  The Lender is hereby appointed the
          ---------------------------------
attorney-in-fact of the Company, with full power of substitution, for the purpose of carrying out the provisions hereof and taking any action and executing any instruments which the Lender may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest so long as any part of the Obligations remains outstanding. Lender agrees it will not exercise any power or authority granted in connection with its appointment as the Company's attorney-in-fact unless and until an occurrence of a Default. Without limiting the generality of the foregoing, the Lender shall have the right and power to give notices of its security interest in the Collateral to any Person, either in the name of the Company or in its own name, to endorse all Pledged Mortgages payable to the order of the Company, or to receive, endorse and collect all checks made payable to the order of the Company representing any payment on account of the principal of or interest on, or the proceeds of sale of, any of the Pledged Mortgages and to give full discharge for the same.

     8.5  Right of Set-Off.  If the Company shall default in the payment of the
          ----------------
Note, any interest accrued thereon, or any other sums which may become payable hereunder when due, or in the performance of any of its other Obligations under this Agreement, the Lender, shall have the right, at any time and from time to time, after expiration of any applicable grace period, without notice, to set-off and to appropriate or apply any and all property or indebtedness of any kind at any time held or owing by the Lender to or for the credit of the account of the Company against and on account of the Obligations, irrespective of whether or not the Lender shall have made any demand hereunder and whether or not said Obligations shall have matured; provided, however, that the Lender shall not be
                                --------  -------
allowed to set-off against funds in accounts with respect to which (i) the Company is a trustee or an escrow agent in respect of bona fide third parties other than Affiliates, (ii) such trust or escrow arrangement was so denominated at the time of the creation of such account, and (iii) another party has a valid security interest approved by Lender.

9.   NOTICES.

     All notices, demands, consents, requests and other communications required or permitted to be given or made hereunder (collectively, "Notices") shall, except as otherwise expressly provided hereunder, be in writing and shall be delivered in person or mailed, first class, return receipt requested, postage prepaid, or delivered by overnight courier, addressed to the respective parties hereto at their respective addresses hereinafter set forth or, as to any such party, at such other address as may be designated by it in a Notice to the other or by fax transmitted to the respective parties hereto at their respective fax numbers hereinafter set forth or to any such party at such other fax number as may be designated by it in a Notice to the others. All Notices shall be conclusively deemed to have been properly given or made when duly delivered, in person or by overnight courier, or if mailed on the third Business Day after being deposited in the mails, addressed to the respective parties hereto at their respective addresses set forth below or if by fax, when transmitted to the appropriate fax number, but, without affecting the date deemed given, the fax must be promptly confirmed by telephone:

     If to the Company:  Construction Portfolio Funding, Inc.
                         Attn: Darcey Carter, Executive Vice President 4144 N. Central Expressway, Suite 900
                         Dallas, Texas 75204
                         Fax No.:  (214) 841-8886

     with a copy to:     NAB Asset
                         Attn:  Alan Ferree, Senior Vice President/
                                Chief Financial Officer
                         2 Ada, Suite 100
                         Irvine, California 92618
                         Fax No.:  (714) 790-8010

     If to the Lender:   Bank United
                         Attn:  Deborah A. Bourque
                                Vice President, Mortgage Banker Financing
                         3200 Southwest Freeway, Suite 1325
                         Houston, Texas 77027
                         Phone No.:  (713) 543-6397

     with a copy to:     Bank United
                         Attn:  Frank Hattemer
                                Managing Director, Mortgage Banker Financing
                         3200 Southwest Freeway, Suite 1300
                         Houston, Texas 77027
                         Fax No.:   (713) 543-6022

     and:                Bank United
                         Attn:  Jonathon K. Heffron, General Counsel
                         3200 Southwest Freeway, Suite 1600
                         Houston, Texas 77027
                         Fax No.:  (713) 543-6469

10.  REIMBURSEMENT OF EXPENSES; INDEMNITY.

     The Company shall: (a) pay all out-of-pocket costs and expenses of the Lender, including, without limitation, reasonable attorneys' fees, in connection with the preparation, negotiation, documentation, enforcement and administration of this Agreement, the Note, and other Loan Documents and the making and repayment of the Advances and the payment of interest thereon; (b) pay, and hold the Lender and any holder of the Note harmless from and against, any and all present and future stamp, documentary and other similar taxes with respect to the foregoing matters and save the Lender and the holder or holders of the Note harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; (c) INDEMNIFY, PAY AND HOLD HARMLESS THE LENDER AND ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES OR AGENTS AND ANY SUBSEQUENT HOLDER OF THE NOTE FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS,

LOSSES, DAMAGES, PENALTIES, JUDGMENTS, SUITS, COSTS, EXPENSES AND DISBURSEMENTS OF ANY KIND WHATSOEVER (THE "INDEMNIFIED LIABILITIES") (INCLUDING, WITHOUT LIMITATION, INDEMNIFIED LIABILITIES RESULTING, IN WHOLE OR IN PART, FROM LENDER'S OWN NEGLIGENCE OR STRICT LIABILITY) WHICH MAY BE IMPOSED UPON, INCURRED BY OR ASSERTED AGAINST THE LENDER OR SUCH HOLDER IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE NOTE, OR ANY OTHER LOAN DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY TO THE EXTENT THAT ANY SUCH INDEMNIFIED LIABILITIES RESULT (DIRECTLY OR INDIRECTLY) FROM ANY CLAIMS MADE, OR ANY ACTIONS, SUITS OR PROCEEDINGS COMMENCED OR THREATENED, BY OR ON BEHALF OF ANY CREDITOR (EXCLUDING THE LENDER AND THE HOLDER OR HOLDERS OF THE NOTE), SECURITY HOLDER, SHAREHOLDER, CUSTOMER (INCLUDING, WITHOUT LIMITATION, ANY PERSON HAVING ANY DEALINGS OF ANY KIND WITH THE COMPANY), TRUSTEE, DIRECTOR, OFFICER, EMPLOYEE AND/OR AGENT OF THE COMPANY ACTING IN SUCH CAPACITY, THE COMPANY OR ANY GOVERNMENTAL REGULATORY BODY OR AUTHORITY. THE FOREGOING INDEMNITY SHALL NOT APPLY TO THE EXTENT THE INDEMNIFIED LIABILITIES RESULT FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LENDER OR LENDER'S OWN VIOLATIONS OF REGULATIONS APPLICABLE TO IT. THE AGREEMENT OF THE COMPANY CONTAINED IN THIS SUBSECTION (C) SHALL SURVIVE THE EXPIRATION OR TERMINATION OF THIS AGREEMENT AND THE PAYMENT IN FULL OF THE NOTE. REASONABLE ATTORNEYS' FEES AND DISBURSEMENTS INCURRED IN ENFORCING, OR ON APPEAL FROM, A JUDGMENT PURSUANT HERETO SHALL BE RECOVERABLE SEPARATELY FROM AND IN ADDITION TO ANY OTHER AMOUNT INCLUDED IN SUCH JUDGMENT, AND THIS CLAUSE IS INTENDED TO BE SEVERABLE FROM THE OTHER PROVISIONS OF THIS AGREEMENT AND TO SURVIVE AND NOT BE MERGED INTO SUCH JUDGMENT.

11.  FINANCIAL INFORMATION.

     Unless otherwise noted, all financial statements and reports furnished to the Lender hereunder shall be prepared in accordance with GAAP, applied on a basis consistent with that applied in preparing the financial statements as at, and for the period ended, the Statement Date (except to the extent otherwise required to conform to good accounting practice).

12.  MISCELLANEOUS.

     12.1  Terms Binding Upon Successors; Survival of Representations.  The
           ----------------------------------------------------------
terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. All representations, warranties, covenants and agreements herein contained on the part of the Company shall survive the making of any Advance and the execution of the Note, and shall be effective so long as the Commitment is outstanding hereunder or there remain any Obligations of the Company hereunder or under the Note to be paid or performed.

     12.2  Assignment.  This Agreement may not be assigned by the Company. The
           ----------
Lender may assign, at any time, in whole or in part, its rights and delegate its obligations under this Agreement and the other Loan Documents, along with the Lender's security interest in any or all of the Collateral, and any assignee thereof may enforce this Agreement and the other Loan Documents, and such security interest. If any assignment occurs, the Company will execute and deliver to the Lender and its assignees such documents, instruments, and agreements necessary to effectuate such assignments including, without limitation, issuing new promissory notes to the assignees and the Lender.

     12.3  Amendments.  Except as otherwise provided in this Agreement, this
           ----------
Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is set forth in a writing signed by the parties hereto.

     12.4  Governing Law.  This Agreement and the other Loan Documents shall be
           -------------
governed by the laws of the State of Texas, without reference to its principles of conflicts of laws.

     12.5  Participations.  The Lender may at any time sell, assign or grant
           --------------
participations in, or otherwise transfer to any other Person (a "Participant"), all or part of the Obligations of the Company under this Agreement. Without limitation of the exclusive right of the Lender to collect and enforce such Obligations, the Company agrees that each disposition will give rise to a debtor-creditor relationship of the Company to the Participant, and the Company authorizes each Participant, upon the occurrence of an Event of Default, to proceed directly by right of setoff, banker's lien, or otherwise, against any assets of the Company which may be in the hands of such Participant. The Company authorizes the Lender to disclose to any prospective Participant and any Participant any and all information in the Lender's possession concerning the Company, this Agreement and the Collateral.

     12.6  Relationship of the Parties.  This Agreement provides for the making
           ---------------------------
of Advances by the Lender, in its capacity as a lender, to the Company, in its capacity as a borrower, and for the payment of interest, repayment of principal by the Company to the Lender, and for the payment of certain fees by the Company to the Lender. The relationship between the Lender and the Company is limited to that of creditor/secured party, on the one hand, and debtor, on the other hand. The provisions herein for compliance with financial covenants and delivery of financial statements are intended solely for the benefit of the Lender to protect its interests as lender in assuring payments of interest and repayment of principal and payment of certain fees, and nothing contained in this Agreement shall be construed as permitting or obligating the Lender to act as a financial or business advisor or consultant to the Company, as permitting or obligating the Lender to control the Company or to conduct the Company's operations, as creating any fiduciary obligation on the part of the Lender to the Company, or as creating any joint venture, agency, or other relationship between the parties hereto other than as explicitly and specifically stated in this Agreement. The Company acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement and to obtain the advice of such counsel with respect to all matters contained herein, including, without limitation, the provision for waiver of trial by jury. The Company further acknowledges that it is experienced with respect to financial and credit matters and has made its own independent decisions to apply to the Lender for credit and to execute and deliver this Agreement.

     12.7  Severability.  If any provision of this Agreement shall be declared
           ------------
to be illegal or unenforceable in any respect, such illegal or unenforceable provision shall be and become absolutely null and void and of no force and effect as though such provision were not in fact set forth herein, but all other covenants, terms, conditions and provisions hereof shall nevertheless continue to be valid and enforceable.

     12.8  Usury.  It is the intent of Lender and the Company in the execution
           -----
and performance of this Agreement and the Note or any Loan Document to remain in strict compliance with Applicable Law from time to time in effect. In furtherance thereof, Lender and the Company stipulate and agree that none of the terms and provisions contained in the Note, this Agreement or any Loan Document shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or amount of interest permitted to be charged under Applicable Law. For purposes of this Agreement, the Note and any other Loan Document, "interest" shall include the aggregate of all charges which constitute interest under Applicable Law that are contracted for, taken, charged, reserved, or received under this Agreement, the Note or any other Loan Document. The Company shall never be required to pay unearned interest or interest at a rate or in an amount in excess of the Maximum Rate or amount of interest that may be lawfully charged under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this Agreement and the Note or any Loan Document, which may be in actual or apparent conflict herewith. If the Note is prepaid, or if the maturity of the Note is accelerated for any reason, or if under any other contingency the effective rate or amount of interest which would otherwise be payable under the Note would exceed the Maximum Rate or amount of interest Lender or any other holder of the Note is allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Lender or any holder of the Note shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest which would, in the absence of this provision, increase the effective rate or amount of interest payable under the Note to a rate or amount in excess of that permitted to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of the Note or the amount of interest which would otherwise be payable under the Note or both shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such moneys so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate or amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of the Company upon such determination. Lender and the Company further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, charged, taken, reserved or received under the Note which are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate, shall be made to the extent not prohibited by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of the Note, all interest at any time contracted for, charged, taken, reserved or received from the Company or otherwise by Lender or any other holder of the Note.

     12.9   Consent to Jurisdiction.  Subject to the provisions of Section 12.10
            -----------------------
of this Agreement, the Company hereby agrees that any action or proceeding under this Agreement, the Note or any document delivered pursuant hereto may be commenced against it in any court of competent jurisdiction within the State of Texas, by service of process upon the Company by first class registered or certified mail, return receipt requested, addressed to the Company at its address last known to the Lender. The Company agrees that any such suit, action or proceeding arising out of or relating to this Agreement or any other such document may be instituted in Harris County, State District Court or in the United States District Court for the District of Texas at the option of the Lender; and the Company hereby waives any objection to the venue, or any claim as to inconvenient forum, of any such suit, action or proceeding. Nothing herein shall affect the right of the Lender to accomplish service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Company in any other jurisdiction or court.

     12.10  Arbitration.  To the maximum extent not prohibited by law, any
            -----------
controversy, dispute or claim arising out of, in connection with, or relating to the Commitment or the Loan Documents or any transaction provided for therein, including but not limited to any claim based on or arising from an alleged tort or an alleged breach of any agreement contained in any of the Loan Documents, shall, at the request of any party to the Loan Documents (either before or after the commencement of judicial proceedings), be settled by arbitration pursuant to Title 9 of the United States Code, which the parties hereto acknowledge and agree applies to the transaction involved herein, and in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). If Title 9 of the United States Code is inapplicable to any such claim, dispute or controversy for any reason, such arbitration shall be conducted pursuant to the Texas General Arbitration Act and in accordance with the Commercial Arbitration Rules of the AAA. In any such arbitration proceeding: (i) all statutes of limitations which would otherwise be applicable shall apply; and
(ii) the proceeding shall be conducted in Houston, Texas, by a single arbitrator, if the amount in controversy is $1,000,000.00 or less, or by a panel of three arbitrators if the amount in controversy is over $1,000,000.00. All arbitrators shall be selected by the process of appointment from a panel pursuant to Section 13 of the AAA Commercial Arbitration Rules and each arbitrator shall be either an active attorney, a mortgage banker or retired judge with an AAA acknowledged expertise in the subject matter of the controversy, dispute or claim. Any award rendered in any such arbitration proceeding shall be final and binding, and judgment upon any such award may be entered in any court having jurisdiction.

     If any party to any Loan Document files a proceeding in any court to resolve any such controversy, dispute or claim, such action shall not constitute a waiver of the right of such party or a bar to the right of any other party to seek arbitration under the provisions of this Section of that or any other claim, dispute or controversy, and the court shall, upon motion of any party to the proceeding, direct that such controversy, dispute or claim be arbitrated in accordance with this Section.

     Notwithstanding any of the foregoing, the parties hereto agree that no arbitrator or panel of arbitrators shall possess or have the power to (i) assess punitive damages, (ii) dissolve, rescind or reform (except that the arbitrator may construe ambiguous terms) any Loan Document, (iii) enter judgment on the debt, (iv) exercise equitable powers or issue or enter any equitable remedies with respect to matters submitted to arbitration, or (v) allow discovery of attorney/client privileged information. The Commercial Arbitration Rules of the AAA are hereby modified to this extent for the purpose of arbitration of any dispute, controversy or claim arising out of, in connection with, or relating to the Loan or any Loan Document. The parties hereby further agree to waive, each to the other, any claims for punitive damages and agree neither an arbitrator nor any court shall have the power to assess such damages.

     No provision of, or the exercise of any rights under, this Section shall limit or impair the right of any party to any Loan Document before, during or after any arbitration proceeding to: (i) exercise self-help remedies such as setoff or repossession; (ii) foreclose (judicially or otherwise) any Lien on or security interest in any real or personal Collateral; or (iii) obtain emergency relief from a court of competent jurisdiction to prevent the dissipation, damage, destruction, transfer, hypothecation, pledging or concealment of assets or of Collateral securing any Indebtedness, obligation or guaranty referenced in any Loan Document. Such emergency relief may be in the nature of, but is not limited to: pre-judgment attachments, garnishments, sequestrations, appointments of receivers, or other emergency injunctive relief to preserve the status quo.

     12.11  ADDITIONAL INDEMNITY.  IN ADDITION TO THE INDEMNITY PROVIDED IN
            --------------------
SECTION 10, THE COMPANY SHALL INDEMNIFY AND HOLD THE LENDER, ITS SUCCESSORS, ASSIGNS, AGENTS, AND EMPLOYEES, HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS, SUITS, PROCEEDINGS, COSTS, EXPENSES, DAMAGES, FINES, PENALTIES, AND LIABILITIES, INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND COSTS, ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM (A) THE OPERATION OF THE COMPANY'S BUSINESSES, (B) THE LENDER'S PRESERVATION OR ATTEMPTED PRESERVATION OF COLLATERAL, AND (C) ANY FAILURE OF THE SECURITY INTERESTS AND LIENS IN THE COLLATERAL GRANTED TO THE LENDER PURSUANT TO THIS AGREEMENT TO BE OR TO REMAIN PERFECTED OR TO HAVE THE PRIORITY AS CONTEMPLATED THEREIN REGARDLESS OF WHETHER THE CLAIM IS CAUSED BY OR ARISES OUT OF, IN WHOLE OR IN PART, THE NEGLIGENCE OF THE LENDER OR MAY BE BASED ON THE STRICT LIABILITY OF THE LENDER. THIS INDEMNITY SHALL NOT APPLY TO THE EXTENT THE SUBJECT OF THE INDEMNIFICATION IS CAUSED BY OR ARISES OUT OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE LENDER. AT THE LENDER'S REQUEST, THE COMPANY SHALL, AT ITS OWN COST AND EXPENSE, DEFEND OR CAUSE TO BE DEFENDED ANY AND ALL SUCH ACTIONS OR SUITS THAT MAY BE BROUGHT AGAINST THE LENDER AND, IN ANY EVENT, SHALL SATISFY, PAY, AND DISCHARGE ANY AND ALL JUDGMENTS, AWARDS, PENALTIES, COSTS, AND FINES THAT MAY BE RECOVERED AGAINST THE LENDER IN ANY SUCH ACTION, PLUS ALL ATTORNEYS' FEES AND COSTS RELATED THERETO TO THE EXTENT PERMITTED BY APPLICABLE LAW; PROVIDED, HOWEVER, THAT THE LENDER SHALL GIVE THE COMPANY (TO THE EXTENT THE LENDER SEEKS INDEMNIFICATION THEREFOR FROM THE COMPANY UNDER THIS SECTION 12.11) WRITTEN NOTICE OF ANY SUCH CLAIM, DEMAND, OR SUIT AFTER THE LENDER HAS RECEIVED WRITTEN NOTICE THEREOF, AND THE LENDER SHALL NOT SETTLE ANY SUCH CLAIM, DEMAND, OR SUIT, IF THE LENDER SEEKS INDEMNIFICATION THEREFOR FROM THE COMPANY, WITHOUT FIRST GIVING NOTICE TO THE COMPANY OF

THE LENDER'S DESIRE TO SETTLE AND OBTAINING THE CONSENT OF THE COMPANY TO THE SAME, WHICH CONSENT THE COMPANY HEREBY AGREES NOT TO UNREASONABLY WITHHOLD. ALL OBLIGATIONS OF THE COMPANY UNDER THIS SECTION 12.11 SHALL SURVIVE THE PAYMENT OF THE NOTE AND THE OBLIGATIONS.

     12.12  No Waivers Except in Writing.  No failure or delay on the part of
            ----------------------------
the Lender in exercising any power or right hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice to or demand on the Company or any other Person in any case shall entitle the Company or such other Person to any other or further notice or demand in similar or other circumstances.

     12.13  Waiver of Jury Trial.  Company and Lender each hereby expressly
            --------------------
waives any right to a trial by jury in any action or legal proceeding arising out of or relating to this Agreement or any other Loan Document for the transactions contemplated hereby or thereby.

     12.14  Multiple Counterparts.  This Agreement may be executed in any number
            ---------------------
of counterparts, all of which, taken together, shall constitute one and the same instrument.

     12.15  No Third Party Beneficiaries.  This Agreement is for the sole and
            ----------------------------
exclusive benefit of the Company and Lender. This Agreement does not create, and is not intended to create, any rights in favor of or enforceable by any other Person. This Agreement may be amended or modified by the agreement of the Company and Lender, without any requirement or necessity for notice to, or the consent of or approval of any other Person.

     12.16  RELEASE OF LENDER LIABILITY.  TO THE MAXIMUM EXTENT NOT PROHIBITED
            ---------------------------
BY LAW FROM TIME TO TIME IN EFFECT, THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY (AND AFTER IT HAS CONSULTED WITH ITS OWN ATTORNEY) IRREVOCABLY AND UNCONDITIONALLY AGREES THAT NO CLAIM MAY BE MADE BY THE COMPANY AGAINST THE LENDER OR ANY OF ITS DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS, ACCOUNTANTS, AGENTS OR INSURERS, OR ANY OF ITS OR THEIR SUCCESSORS AND ASSIGNS, FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (WHETHER THE CLAIM IS BASED ON CONTRACT OR TORT OR DUTY IMPOSED BY LAW) ARISING OUT OF, OR RELATED TO, THE TRANSACTIONS CONTEMPLATED BY ANY OF THIS AGREEMENT, THE NOTE, OR ANY OTHER LOAN DOCUMENTS, OR ANY ACT, OMISSION, OR EVENT OCCURRING IN CONNECTION HEREWITH OR THEREWITH OTHER THAN ARISING OUT OF THE WILLFUL MISCONDUCT OF LENDER. IN FURTHERANCE OF THE FOREGOING, THE COMPANY HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY CLAIM FOR ANY SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

     12.17  Entire Agreement; Amendment.  This Agreement, the Note, and the
            ---------------------------
other Loan Documents referred to herein embody the final, entire Agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof. The provisions of this Agreement and the other Loan Documents to which the Company is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

     12.18  Confidentiality and Non-Solicitation.  Lender covenants and agrees
            ------------------------------------
to preserve the confidentiality of any financial data concerning Company or related to Company's businesses or operations or any information with respect to which Company has (a) an obligation of confidentiality to a third party (to the extent such obligation has been disclosed to Lender) or (b) informed Lender of the confidential nature of the specific information, except to the extent Lender is required to disclose such information pursuant to any applicable law, rule, regulation, or order of any Tribunal; provided that (i) any information contained in any annual report, or any Form 10-K, Form 10-Q, or Form 8-K reports (if any) which have been delivered to the SEC, or any other annual or quarterly reports to the stockholders of Company or its affiliates subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, proxy material delivered to the stockholders of any Company or any report delivered to the SEC, or any other information that is in the public domain or has become publicly known, shall not in any event be deemed confidential, and (ii) Lender may make any information received by it available (A) to a transferee of or participant in any interest in the Note, provided that such transferee or participant agrees in writing to be bound by the provisions of this Section, (B) to any accountants or other professionals engaged by Lender, provided that each such accountant or professional agrees to be bound by the provisions of this Section, or (C) in connection with the enforcement of any of the Loan Documents or any litigation in connection therewith. Additionally, Lender covenants and agrees to preserve the confidentiality of this Agreement and the transactions contemplated herein, except as set forth in (ii)(A), (B), and (C) of the preceding sentence. Further Lender agrees that, during the term of the Note, it will not use the information provided by Company and take any action to personally, by telephone or mail, solicit any underlying mortgagor for any purpose which is in competition with the services and products which Company is providing to such underlying mortgagor, including to refinance loans made by Company to such underlying mortgagor, without the prior written consent of Company. It is understood and agreed that all rights, title and interest in and to the list of such underlying mortgagors and data relating to their mortgages are the property of Company, and Lender shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, nothing contained herein shall be construed to prohibit Lender's solicitation of underlying mortgagors or discussions with such persons or entities for purposes of offering products and services that may or may not compete with those currently offered by Company provided that Lender does not utilize confidential information provided to it by or on behalf of Company in targeting or designing such solicitations or discussions. Company acknowledges and agrees that Lender and Company may, as of the date hereof and, from time to time, offer the same or similar products to the underlying mortgagors without violating this Section.

     12.19  NO ORAL AGREEMENTS.  THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL
            ------------------
AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR

SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


                              CONSTRUCTION PORTFOLIO FUNDING, INC.,
                              a Texas corporation


                              By:_______________________________________________
                                    ALAN FERREE, Executive Vice President


                              BANK UNITED


                              By:_______________________________________________
                                    DEBORAH A. BOURQUE, Vice President,
                                    Mortgage Banker Financing


EXHIBITS:
--------

A        -        Procedures and Documentation for Collateral Documents
B        -        Construction Policy and Procedures Manual
C        -        List of Builders
D        -        Officer's Certificate
E        -        Subsidiaries
F        -        Litigation
G        -        Trade Names
H        -        Secretary's Certificate
I        -        Guarantor's Resolutions
J        -        Construction Loan Guidelines
K        -        Construction Draw Schedule
L        -        Warehouse Loan Balance Summary Report
M        -        Request for Advance
N        -        Note
O        -        Legal Opinion
P        -        Guaranty
Q        -        Construction Loan Documents

                                  EXHIBIT "A"
                                  -----------

                       PROCEDURES AND DOCUMENTATION FOR
                       --------------------------------
                        FUNDING CONSTRUCTION FACILITIES
                        -------------------------------

     The following procedures and documentation requirements must be observed in all respects by the Company. All documents must be satisfactory to Lender in its sole discretion. Terms used below, which are not otherwise defined, shall have the meanings given them in the Loan and Security Agreement, as amended, modified or renewed from time to time.

I. Within three (3) Business Days after making an Advance that is to be used by the Company to fund a Construction Loan Advance under a Residential Construction Loan and/or Residential A&D Loan which has not been previously pledged to the Lender and against which Advances have not been previously made hereunder, the Lender must receive the following:

     (1) All original signed Construction Notes evidencing Construction Loan Advances under such Residential Construction Loan and/or Residential A&D Loan, endorsed by the Company in blank with corresponding interim endorsements, if applicable.

     (2) An original Assignment of all Deeds of Trust securing such Residential Construction Loan and/or Residential A&D Loan and covering Homes to be financed from such Advance.

     (3) Copy of the signed Construction Loan Agreement relating to such Residential Construction Loan and/or Residential A&D Loan.

     (4) Copy of all other Construction Loan Documents relating to such Residential Construction Loan and/or Residential A&D Loan.

     (5) All other documents, instruments, files, and information reasonably requested by the Lender.

     Prior to making any Advance pursuant to I. above, Lender must receive an Original Request for Advance and a copy of the executed Construction Notes evidencing the Residential Construction Loan and/or Residential A&D Loan against which such Advance is being funded.

II. Within three (3) Business Days after making any Advance to fund any Construction Loan Advance under any Residential Construction Loan and/or Residential A&D Loan which has been previously pledged to the Lender by delivery to the Lender of the documents listed in I. above, the Lender must receive the following:

     (1) All original signed Construction Notes evidencing Construction Loan Advances under such Residential Construction Loan and/or Residential A&D Loan, endorsed by the Company in blank with corresponding interim endorsements, if applicable,

                                  Exhibit "A"                            Page 50
                                  -----------
          which have not been previously delivered to the Lender hereunder.

     (2) An original Assignment of all Deeds of Trust securing such Residential Construction Loan and/or Residential A&D Loan and covering collateral to be financed from such Advance that have not been previously assigned to the Lender in accordance with this Agreement.

     (3) Copy of any Deeds of Trust, securing such Residential Construction Loan and/or Residential A&D Loan and covering collateral to be financed from such Advance, which have not been previously delivered to the Lender hereunder.

     (4) If requested by the Lender, copies of the Construction Loan Requests to be funded from such Advance.

     (5) Copies of any Construction Loan Documents relating to such Residential Construction Loan and/or Residential A&D Loan unless previously provided to the Lender.

     Prior to making any Advance pursuant to II. above, Lender must receive an Original Request for Advance and a copy of the executed Construction Notes evidencing the Residential Construction Loan and/or Residential A&D Loan against which such Advance is being funded.

III. Prior to making any Advance to fund any Consumer Construction Loan or Consumer Lot Loan, the Lender must receive such documents, instruments, files and information reasonably requested by the Lender to support or document the requested Advance and the Collateral given as security therefor and/or perfect the security interest in the Collateral given as security for such requested Advance, including, without limitation, all original Consumer Notes evidencing such Consumer Construction Loans or Consumer Lot Loans, endorsed by the Company in blank, with corresponding interim endorsements, if applicable, and an assignment of all Consumer Mortgages securing such Consumer Notes.

                                  Exhibit "A"                            Page 51
                                  -----------

                                  EXHIBIT "B"
                                  -----------

                   CONSTRUCTION POLICY AND PROCEDURES MANUAL
                   -----------------------------------------


                                  Exhibit "B"                            Page 52
                                  -----------

                                  EXHIBIT "C"
                                  -----------

                               LIST OF BUILDERS
                               ----------------


                                  Exhibit "C"                            Page 53
                                  -----------

                                  EXHIBIT "D"
                                  -----------

                             OFFICER'S CERTIFICATE
                             ---------------------


COMPANY:            CONSTRUCTION PORTFOLIO FUNDING, INC.

LENDER:             BANK UNITED

DATE:               ____________________________________________________________

REPORTING PERIOD:   _________________________ ended ____________, 199__

     This certificate is delivered to Lender under the Loan Agreement dated effective as of December 30, 1997, between Company and Lender (the "Agreement"), all the defined terms of which have the same meanings when used herein.

     I hereby certify that: (a) I am, and at all times mentioned herein have been, the duly elected, qualified, and acting officer of Company designated below; (b) to the best of my knowledge, the Financial Statements of Company for the period shown above (the "Reporting Period") and which accompany this certificate were prepared in accordance with GAAP and present fairly the financial condition of Company as of the end of the Reporting Period and the results of its operations for the Reporting Period; (c) a review of the Agreement and of the activities of the Company during the Reporting Period has been made under my supervision with a view to determining Company's compliance with the covenants, requirements, terms, and conditions of the Agreement, and such review has not disclosed the existence during or at the end of the Reporting Period (and I have no knowledge of the existence as of the date hereof) of any Event of Default or Default, except as disclosed on Annex "A"
                                                                   ---------
hereto (which specifies the nature and period of existence of each Event of Default or Default, if any, and what action Company has taken, is taking, and proposes to take with respect to each); and (d) the calculations described on the attached Annex "A" evidence that the Company is in compliance with the
             ---------
requirements of Sections 7.3 and 7.4, of the Agreement at the end of the Reporting Period (or if Company is not in compliance, showing the extent of non-compliance and specifying the period of non-compliance and what actions the Company proposes to take with respect thereto.


                              CONSTRUCTION PORTFOLIO FUNDING, INC.,
                              a Texas corporation


                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________


                                  Exhibit "D"                            Page 54
                                  -----------

                                   ANNEX "A"
                                   ---------

COMPANY NAME:       CONSTRUCTION PORTFOLIO FUNDING, INC.

REPORTING PERIOD:   ____________________________________________________________

All financial calculations set forth herein are as of the Statement Date.

1.   TANGIBLE NET WORTH

     The Tangible Net Worth of the Company is:

     Shareholder's Equity:                                      $_______________

     Plus:   Subordinated Debt:                                 $_______________

     Minus:  Intangible Assets (excluding any remaining
             goodwill relating to loan loss reserves):          $_______________

     Minus:  Advances or loans to officers:                     $_______________

     Minus:  Assets pledged to secure liabilities not included
             in Debt:                                           $_______________

     TANGIBLE NET WORTH:                                        $_______________

     Minimum Tangible Net Worth is $10,000,000.00

     Covenant Satisfied:________________  Covenant Not Satisfied:_______________

2.   DEBT OF THE COMPANY

     Total Liabilities:                                         $_______________

     DEBT:                                                      $_______________

3.   DEBT TO TANGIBLE NET WORTH

     The ratio of Debt to Tangible Net Worth is:                   _______ to 1.

     Maximum Debt to Tangible Net Worth Ratio is 10:1.

     Covenant Satisfied:________________  Covenant Not Satisfied:_______________

4. DEFAULTS OR EVENTS OF DEFAULT (disclose nature and period of existence and action being taken in connection therewith; if none, state none)


                                  Exhibit "D"                            Page 55
                                  -----------

                                  EXHIBIT "E"
                                  -----------

                             LIST OF SUBSIDIARIES
                             --------------------

================================================================================
NAME             ADDRESS OF        STATE OF            WHERE          COMPANY'S
                 PRINCIPAL       INCORPORATION       QUALIFIED       PERCENTAGE
                   OFFICE                          FOREIGN CORP.      OWNERSHIP
================================================================================

None
________________________________________________________________________________


________________________________________________________________________________


________________________________________________________________________________

                                  Exhibit "E"                            Page 56
                                  -----------

                                  EXHIBIT "F"
                                  -----------

                       DISCLOSURE OF PENDING LITIGATION

(Include the caption of the case, including styling, cause number, and court in which it is pending, date filed, status of the proceedings, and description of claims, counterclaims and damages asserted.)

                                     NONE


                                  Exhibit "F"                            Page 57
                                  -----------

                                  EXHIBIT "G"
                                  -----------

                            TRADE NAMES OF COMPANY
                            ----------------------

             TRADE NAME                                 JURISDICTION USED



                                     NONE


                                  Exhibit "G"                            Page 58
                                  -----------

                                  EXHIBIT "H"
                                  -----------

                     CERTIFICATE OF CORPORATE RESOLUTIONS
                          AND INCUMBENCY OF OFFICERS
                             (BORROWING AUTHORITY)

     I, the undersigned, hereby certify that I am the Secretary of CONSTRUCTION PORTFOLIO FUNDING, INC., a corporation duly organized and existing under the laws of the State of Texas (the "Corporation").

     I further certify that true and correct copies of the Articles of Incorporation and Bylaws of the Corporation together with all amendments thereto are attached hereto as Exhibit "A" and "B", respectively, and that such articles
                       -------------------
and bylaws remain unaltered and in full force and effect.

     I further certify that the following resolutions were duly adopted by the Board of Directors of the Corporation at a meeting of the Board of Directors of the Corporation, duly and legally called and held in accordance with the Articles of Incorporation and Bylaws of the Corporation on the 30th day of December, 1997, at which meeting a quorum was present and voting throughout, or (if the foregoing date was not completed) pursuant to a written consent signed by all of the members of the Board of Directors of the Corporation in accordance with the Articles of Incorporation and Bylaws of the Corporation, and that such resolutions are now in full force and effect and have not been amended, modified or revoked:

          "RESOLVED, that each of the following officers of this Corporation:



     acting alone without the joinder of any other officer, is hereby authorized in the name and on behalf of this Corporation (i) to borrow from and to otherwise incur liabilities to BANK UNITED and its assigns ("Lender") from time to time, in such amounts, for such periods of time, at such rates of interest and payable in such manner as such officers may deem necessary or proper, and (ii) as evidence of such indebtedness so incurred, to execute and deliver to Lender such promissory notes, loan agreements and other instruments, documents and agreements, containing such terms and provisions as may be acceptable or agreeable to any one of such officers, such acceptance and agreement to be conclusively evidenced by the execution and delivery thereof by any one of such officers;

          FURTHER RESOLVED, that this Corporation grant to Lender a lien and/or security interest upon such assets of this Corporation as may be agreed upon between any one of the above named officers and Lender, as security for all present and future indebtedness, obligations and liabilities of this Corporation to Lender and that each of said officers, acting alone without the joinder of any other officer, is hereby authorized in the name and on behalf of this Corporation to execute and deliver such security agreements, deeds of trust and other instruments, documents and agreements


                                  Exhibit "H"                            Page 59
                                  -----------
     as may be required by Lender in connection with each such grant of a lien and/or security interest and containing such terms and provisions as may be acceptable or agreeable to any one of such officers, such acceptance and agreement to be conclusively evidenced by the execution and delivery thereof by any one of such officers;

          FURTHER RESOLVED, that any one of the above named officers, acting alone without the joinder of any other officer, is hereby authorized in the name and on behalf of this Corporation to take such further action and to do all things that any one of such officers deems necessary in connection with any (i) increases, renewals, extensions, rearrangements, retirements or compromises of any indebtedness, obligations and liabilities owing to Lender from time to time by this Corporation, either directly or by assignment, and (ii) amendments to any of the provisions contained in any instruments, documents or agreements evidencing, securing, governing and/or pertaining to any indebtedness, obligations and liabilities owing to Lender by this Corporation from time to time;

          FURTHER RESOLVED, that any one of the above named officers, or any one of the following representatives of this Corporation:



     acting alone without the joinder of any other officer or representative, is hereby authorized in the name and on behalf of this Corporation to (i) make requests for advances under any credit facility that this Corporation may have with Lender from time to time, and (ii) do or cause to be done all such acts or things and to sign and deliver, or cause to be signed and delivered, all such instruments, documents, agreements and certificates (including without limitation, any and all notices and certificates required or permitted to be given or made to Lender under the terms of any of the instruments, documents or agreements executed on behalf of this Corporation in connection with these resolutions), as any and all of such officers or representatives may deem necessary, advisable or appropriate to effectuate and carry out the purposes and intent of the foregoing resolutions and to perform the obligations of this Corporation under all instruments, documents and agreements executed on behalf of this Corporation in connection with any indebtedness, obligations or liabilities incurred by this Corporation to Lender from time to time;

          FURTHER RESOLVED, that all acts, transactions or agreements with Lender undertaken prior to the adoption of the foregoing resolutions by any one or more of the officers and/or representatives of this Corporation in its name and on its behalf in connection with the foregoing matters are hereby ratified, confirmed and adopted by this Corporation; and


                                  Exhibit "H"                            Page 60
                                  -----------

          FURTHER RESOLVED, that each of the officers of this Corporation is hereby authorized and directed to certify these resolutions to Lender;

          FURTHER RESOLVED, the foregoing resolutions shall continue in full force and effect, and the Lender is authorized to rely upon the foregoing resolutions unless and until (i) countermanded by resolution of the Board of Directors of this Corporation, and (ii) a copy of such resolution, properly certified by an officer of this Corporation, has actually been received by Lender."

     I further certify that the foregoing resolutions do not conflict with the Articles of Incorporation or Bylaws of the Corporation, or any amendments thereto.

     I further certify that neither the seal of the Corporation, nor the attestation by the Secretary, Assistant Secretary or any other officer of the Corporation, is necessary to make any instruments, documents or agreements executed by the officers or representatives of this Corporation pursuant to the foregoing resolutions, enforceable against the Corporation, unless such seal is affixed to, or such attestation is provided on, such instruments, documents or agreements.

     I further certify that the officers of the Corporation set forth below have been duly elected and qualified and as of the date hereof hold the specified offices with the Corporation, that the signature set forth beside each officer's name is the true signature of such officer, and that the signature set forth beside the name of each of the representatives specified in the foregoing resolutions is the true signature of such representative:

     TITLE                      TYPED NAME                    SIGNATURE
     -----                      ----------                    ---------


Chairman of the Board    _________________________    _________________________
President                _________________________    _________________________
Vice President           _________________________    _________________________
Vice President           _________________________    _________________________
Treasurer                _________________________    _________________________
Secretary                _________________________    _________________________
Assistant Secretary      _________________________    _________________________
Assistant Treasurer      _________________________    _________________________

     IN WITNESS WHEREOF, I hereunto subscribe my name this 30th day of December, 1997.

                               By:_____________________________________________
                                       ALAN FERREE, Secretary


                                  Exhibit "H"                            Page 61
                                  -----------

                                  EXHIBIT "I"
                                  -----------

                          CERTIFICATE OF RESOLUTIONS
                          AND INCUMBENCY OF OFFICERS
                          --------------------------

     I, the undersigned, hereby certify that I am the Secretary of NAB ASSET CORPORATION, a corporation duly organized and existing under the laws of the State of Texas (the "Company").

     I further certify that true and correct copies of the Articles of Incorporation and Bylaws of the Corporation together with all amendments thereto are attached hereto as Exhibit "A" and "B", respectively, and that such articles
                       -------------------
and bylaws remain unaltered and in full force and effect.

     I further certify that the following resolutions were duly adopted by the directors of the Company at a meeting of the directors of the Company, duly and legally called and held in accordance with the Articles of Incorporation and Bylaws of the Company on the 30th day of December, 1997, at which meeting a quorum was present and voting throughout, or (if the foregoing date was not completed) pursuant to a written consent signed by all of the directors of the Company in accordance with the Articles of Incorporation and Bylaws of the Company, and that such resolutions are now in full force and effect and have not been amended, modified or revoked:

          "RESOLVED, that each of the following officers of this Company:





     acting alone without the joinder of any other officer, is hereby authorized in the name and on behalf of this Company, (i) to unconditionally and irrevocably guarantee all present and future indebtedness, obligations and liabilities of CONSTRUCTION PORTFOLIO FUNDING, INC., a Texas corporation ("CPF") to BANK UNITED ("Lender"), (ii) to grant to Lender a lien and/or security interest upon such assets of this Company as may be agreed upon between any one of the above named officers and Lender, as security for all present and future indebtedness, obligations and liabilities of CPF to Lender and that each of said officers, acting alone without the joinder of any other officer, is hereby authorized in the name and on behalf of this Company to execute and deliver such security agreements, deeds of trust and other instruments, documents and agreements as may be required by Lender in connection with each such grant of a lien and/or security interest and containing such terms and provisions as may be acceptable or agreeable to any one of such officers, such acceptance and agreement to be conclusively evidenced by the execution and delivery thereof by any one of such officers, and (iii) that each of said officers, acting alone without the joinder of any other officer, is hereby authorized in the name and on behalf of this Company to execute and deliver such guaranty agreements and other instruments, documents and agreements as may be required by Lender in connection with such guarantee of indebtedness, obligations and liabilities of CPF and containing such terms and provisions as may be acceptable or agreeable to any one

                                  Exhibit "I"                            Page 62
                                  -----------
     of such officers, such acceptance and agreement to be conclusively evidenced by the execution and delivery thereof by any one of such officers;

          FURTHER RESOLVED, the foregoing resolutions shall continue in full force and effect, and the Lender is authorized to rely upon the foregoing resolutions unless and until (i) countermanded by resolution of the board of directors of this Company, and (ii) a copy of such resolution, properly certified by an officer of this Company, has actually been received by Lender."

     I further certify that the foregoing resolutions do not conflict with the Articles of Incorporation or Bylaws of the Company, or any amendments thereto.

     I further certify that neither the seal of the Company, nor the attestation by the Secretary, Assistant Secretary or any other officer of the Company, is necessary to make any instruments, documents or agreements executed by the officers or representatives of this Company pursuant to the foregoing resolutions, enforceable against the Company, unless such seal is affixed to, or such attestation is provided on, such instruments, documents or agreements.

     I further certify that the officers of the Company set forth below have been duly elected and qualified and as of the date hereof hold the specified offices with the Company, that the signature set forth beside each officer's name is the true signature of such officer, and that the signature set forth beside the name of each of the representatives specified in the foregoing resolutions is the true signature of such representative:

     TITLE                     TYPED NAME                SIGNATURE
     -----                     ----------                ---------
Chief Executive Officer    ___________________      ____________________
President                  ___________________      ____________________
Vice President             ___________________      ____________________
Vice President             ___________________      ____________________
Treasurer                  ___________________      ____________________
Secretary                  ___________________      ____________________
Assistant Secretary        ___________________      ____________________
Assistant Treasurer        ___________________      ____________________
_______________________    ___________________      ____________________

     IN WITNESS WHEREOF, I hereunto subscribe my name this 30th day of December, 1997.

                               By:______________________________________________
                                    ALAN FERREE, Secretary

                                  Exhibit "I"                            Page 63
                                  -----------

                                 EXHIBIT "J"
                                 -----------

                         CONSTRUCTION LOAN GUIDELINES
                         ----------------------------

I.   Residential Construction Loans.
     ------------------------------

     Each Residential Construction Loan under any Construction Facility shall satisfy each of the following terms and conditions:

     (1) Such Construction Facility shall be extended only to a Builder as defined in the Loan Agreement and the aggregate loan commitments thereunder shall not exceed $15,000,000.00 nor shall the advances thereunder for Lots exceed, in the aggregate, $1,000,000.00.

     (2) Each Residential Construction Loan shall be solely for the purpose of acquiring a Lot and constructing a Home thereon for either first-time or move-up buyers, with a loan amount for such Home of less than $300,000.00; provided, however, that 20% of the Lender's Commitment may be used to fund Homes in excess of $300,000.00.

     (3) Each Residential Construction Loan for a Sold Home shall not exceed the lesser of (a) 80% of the Appraised Value of the Home and Lot securing such Residential Construction Loan or (b) 100% of the actual cost of construction of Sold Homes.

     (4) Each Residential Construction Loan for a Speculative Home shall not exceed the lesser of (a) 75% of the Appraised Value of the Home and Lot securing such Residential Construction Loan or (b) 95% of the actual cost of construction of Speculative Homes.

     (5) The aggregate stated principal amount (including any unfunded portion) of all Residential Construction Loans under such Construction Facility, the proceeds of which are used for the construction of Speculative Homes and Model Homes, shall not at any time exceed 50% of the aggregate stated principal amount (including any unfunded portion) of all Residential Construction Loans under such Construction Facility.

     (6) The aggregate stated principal amount (including any unfunded portion) of all Residential Construction Loans under such Construction Facility, the proceeds of which are used for the construction of Model Homes, shall not at any time exceed 10% of the aggregate stated principal amount (including any unfunded portion) of all Residential Construction Loans under such Construction Facility.

     (7) The term of such Construction Facility shall not exceed eighteen (18) months.

     (8) The term of any Residential Construction Loan for any Speculative Home, Sold Home, and/or Lot shall not exceed one (1) year but in no event shall the foregoing extend or be intended to extend the warehouse period for such Residential Construction Loan set forth in this Agreement.

     (9) The term of any Residential Construction Loan for any Model Home shall not exceed

                                  Exhibit "J"                            Page 64
                                  -----------
twenty-four (24) months but in no event shall the foregoing extend or be intended to extend the warehouse period for such Residential Construction Loan set forth in this Agreement.

     (10) Advances of any loan proceeds under such Residential Construction Loan shall be made only for completed work and in accordance with the percentage completion draw schedule approved by the Lender, in its reasonable discretion.

II.  Residential A&D Loans.
     ---------------------

     Each Residential A&D Loan under any Construction Facility shall satisfy each of the following terms and conditions:

     (1) Such Construction Facility shall be extended only to a Builder as defined in the Loan Agreement and the aggregate loan commitments thereunder for Residential A&D Loans shall not exceed $3,000,000.00.

     (2) Each Residential A&D Loan made for the purpose of acquiring and developing Residential Land shall require that the development will commence within ninety (90) days after Company's closing of such Residential A&D Loan.

     (3) The term of such Residential A&D Loan shall not exceed twenty-four (24) months.

                                  Exhibit "J"                            Page 65
                                  -----------

                                 EXHIBIT "K"
                                 -----------


                          CONSTRUCTION DRAW SCHEDULE
                          --------------------------

                                  Exhibit "K"                            Page 66
                                  -----------

                                 EXHIBIT "L"
                                 -----------


                     WAREHOUSE LOAN BALANCE SUMMARY REPORT
                     -------------------------------------

                                  Exhibit "L"                            Page 67
                                  -----------

                                 EXHIBIT "M"
                                 -----------


                              REQUEST FOR ADVANCE
                              -------------------


Today's Date:                   ________________________________________________

Company:                        CONSTRUCTION PORTFOLIO FUNDING, INC.

Prepared By:                    ________________________________________________

Requested Advance Date:         ________________________________________________

Requested Advance Amount:_____

Wiring Instructions:            ________________________________________________
                                ________________________________________________


     In connection with the above request, Company certifies that it has previously provided or is simultaneously providing herewith to Lender each of the documents listed in Section I and Section II of Exhibit "A" of the Agreement
                                                    -----------
detailing documents to be received by Lender prior to funding any Advance against a Construction Facility and Section III of Exhibit "A" of the Agreement
                                                   -----------
with reference to documents necessary for Advances against Consumer Construction Loans and Consumer Lot Loans.

     Please find attached a Warehouse Loan Balance Summary Report detailing the Construction Loan Advances that relate to this Request for Advance in substantially the form of Exhibit "L" of the Agreement and, if applicable, a
                          -----------
summary detailing the Consumer Construction Loans and Consumer Lot Loans to be funded from this Request.

     The Company creates and grants in favor and for the benefit of the Lender a security interest in and to the Construction Loan Advances listed in the Warehouse Loan Balance Summary, all Consumer Construction Loans and Consumer Lot Loans, and all instruments and documents described as Collateral Documents in the Agreement.

     The Company agrees that this Agreement shall be binding upon and inure to the benefit of the legal representatives, successors or assigns of the Lender.

     The Company further agrees that all rights, interest, duties and liabilities arising hereunder shall be determined according to the laws of the State of Texas.

     Executed as of the __________ day of _________________, 1997.

                              CONSTRUCTION PORTFOLIO FUNDING, INC.,
                              a Texas corporation

                              By:______________________________________________
                              Name:____________________________________________
                              Title:___________________________________________

                                  Exhibit "M"                            Page 68
                                  -----------

                            COMPANY'S CERTIFICATION
                            -----------------------

     Reference is made to that certain Loan and Security Agreement dated as of December 30, 1997, between Lender and Company (as amended or otherwise modified from time to time, the "Loan Agreement'). Capitalized terms used herein without definition shall have the meanings set forth in the Loan Agreement, unless the context shall require otherwise.

     To induce Lender to disburse proceeds of the Advance requested in the attached Request for Advance dated as above, Company hereby represents, warrants, and certifies to Lender as follows:

          (a) No Event of Default or Default presently exists under the Loan Agreement or any other Loan Documents;

          (b) All of the representations and warranties of Company under the Loan Agreement and the other Loan Documents are hereby remade and restated; and

          (c) With respect to each Residential Construction Loan and Residential A&D Loan as to which disbursement will be made using Loan proceeds requested in the attached Request for Advance:

               (1) The applicable Builder has satisfied in all material respects all conditions precedent to the funding of such Residential Construction Loans and/or Residential A&D Loans as set forth in the applicable Construction Loan Documents;

               (2) The applicable Construction Loan Documents are in full force and effect;

               (3) Each such Residential Construction Loan and Residential A&D Loan is secured by a first priority lien on the Homes and/or Lots, the acquisition and construction thereof being financed thereunder, and the other collateral described in the applicable Construction Loan Documents; and

               (4) Each such Residential Construction Loan and Residential A&D Loan is an Eligible Construction Loan.

          (d) With respect to each Consumer Construction Loan and Consumer Lot Loan as to which disbursement will be made using Loan proceeds requested in the attached Request for Advance:

               (1) The borrower thereunder has satisfied in all material respects all conditions precedent to the funding of such Consumer Construction Loans and/or Consumer Lot Loans as set forth in the applicable Consumer Loan Documents;

               (2) The applicable Consumer Loan Documents are in full force and effect;

                                  Exhibit "M"                           Page 69
                                  -----------

               (3) Each such Consumer Construction Loan and Consumer Lot Loan is secured by a first priority lien on the Homes and/or Lots, the acquisition and construction thereof being financed thereunder, and the other collateral described in the applicable Consumer Loan Documents; and

               (4) Each such Consumer Construction Loan and Consumer Lot Loan is an Eligible Construction Loan.


                              CONSTRUCTION PORTFOLIO FUNDING, INC.,
                              a Texas corporation


                              By:_______________________________________________
                              Name:_____________________________________________
                              Title:____________________________________________

                                  Exhibit "M"                            Page 70
                                  -----------

                                  EXHIBIT "N"
                                  -----------

                                PROMISSORY NOTE
                                ---------------

$75,000,000.00                   Houston, Texas                December 30, 1997

     FOR VALUE RECEIVED, the undersigned, CONSTRUCTION PORTFOLIO FUNDING, INC., a Texas corporation (herein called the "Borrower"), hereby promises to pay to the order of BANK UNITED, a federal savings bank (the "Lender" or, together with its successors and assigns, the "Holder") whose principal place of business is 3200 Southwest Freeway, Suite 1300, Houston, Texas 77027, or at such other place as the Holder may designate from time to time, the principal sum of SEVENTY-FIVE MILLION AND NO/100 DOLLARS ($75,000,000.00) or so much thereof as may be outstanding from time to time pursuant to the Loan Agreement (the "Agreement') dated the date hereof between the Borrower and the Lender, as the same may be amended or supplemented from time to time, and to pay interest on said principal sum or such part thereof as shall remain unpaid from time to time, from the date of each Advance until repaid in full, and all other fees and charges due under the Agreement, at the rate and at the times set forth in the Agreement. All payments hereunder shall be made in lawful money of the United States and in immediately available funds.

     This Note is given to evidence the revolving line of credit in the above amount and is the Note referred to in the Agreement, and is entitled to the benefits thereof. Reference is hereby made to the Agreement (which is incorporated herein by reference as fully and with the same effect as if set forth herein at length) for a statement of the covenants and agreements, a statement of the rights and remedies and securities afforded thereby and other matters contained therein. Capitalized terms used herein, unless otherwise defined herein, shall have the meanings given them in the Agreement.

     The entire unpaid principal balance of this Note plus all accrued and unpaid interest shall be due and payable in full on December 29, 1998.

     This Note may be prepaid in whole or in part at any time without premium or penalty.

     Should this Note be placed in the hands of attorneys for collection, the Borrower agrees to pay, in addition to principal and interest, fees and charges due under the Agreement, and all costs of collecting this Note, including reasonable attorneys' fees and expenses.

     This Note shall be construed and enforced in accordance with the laws of the State of Texas, without reference to its principles of conflicts of law, and applicable federal laws of the United States of America.

     This Note is secured by all security agreements, collateral assignments, deeds of trust and lien instruments executed by the Borrower in favor of Lender, or executed by any other Person as security for this Note, including any executed prior to, simultaneously with, or after the date of this Note.

                                  Exhibit "N"                           Page 71
                                  -----------

     The Borrower and any and each co-maker, guarantor, accommodation party, endorser or other Person liable for the payment or collection of this Note expressly waive notice, presentment, demand for payment, protest, notice of protest and non-payment or dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, bringing of suit, and diligence in taking any action to collect amounts called for hereunder and in the handling of Collateral at any time existing as security in connection herewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder or in connection with any Lien at any time had or existing as security for any amount called for hereunder.

     It is the intention of the parties hereto to conform strictly to usury laws applicable to the Lender. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the State of Texas), then, in that event, notwithstanding anything to the contrary herein or in the Agreement or in any other Loan Document or agreement entered into in connection with or as security for this Note, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to the Lender that is contracted for, taken, reserved, charged, or received herein or under the Agreement or under any of the other aforesaid Loan Documents or agreements or otherwise in connection herewith shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be credited by the Lender on the principal amount of the Obligations (or, if the principal amount of the Obligations shall have been paid in full, refunded by the Lender to the Borrower, as required); and (ii) in the event that the maturity of this Note is accelerated by reason of an election of the Lender resulting from any Event of Default under the Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to the Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in the Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by the Lender on the principal amount of the Obligations (or, if the principal amount of the Obligations shall have been paid in full, refunded by the Lender to the Borrower, as required). Without limiting the foregoing, all calculations of the rate of interest taken, reserved, contracted for, charged, received or provided for under this Note or any of the Loan Documents which are made for the purpose of determining whether the interest rate exceeds the Maximum Rate shall be made, to the extent allowed by law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the loan evidenced hereby, all interest at any time taken, reserved, contracted for, charged, received, or provided for under this Note of any of the Loan Documents. To the extent that the Texas Credit Title is relevant for purposes of determining the Maximum Rate, the Lender hereby elects to determine the applicable rate ceiling under such Article by the indicated rate ceiling from time to time in effect, subject to the Lender's right subsequently to change such method in accordance with applicable law.

                                  Exhibit "N"                            Page 72
                                  -----------

     This Note is absolutely, unconditionally, and irrevocably guaranteed by NAB Asset Corporation, a Texas corporation.



                              CONSTRUCTION PORTFOLIO FUNDING, INC.,
                              a Texas corporation


                              By:______________________________________________
                                    ALAN FERREE, Executive Vice President

                                  Exhibit "N"                            Page 73
                                  -----------

                                 EXHIBIT "O"
                                 -----------

                                OPINION LETTER
                                --------------

                               December 30, 1997

Bank United
3200 Southwest Freeway
Suite 1300
Houston, Texas 77027

     Re:  Loan and Security Agreement

Gentlemen:

     We have acted as special counsel for CONSTRUCTION PORTFOLIO FUNDING, INC., a Texas corporation (the "Company"), in connection with the negotiation and execution of the following documents (collectively, the "Credit Documents"):

     1. the Loan Agreement dated effective as of December 30, 1997 (the "Loan Agreement"), between the Company and Bank United (the "Lender");

     2. the Note dated effective as of December 30, 1997 (the "Note"), executed and delivered by the Company; and

     3.   Assignment Documents.

     Unless otherwise provided herein, terms used herein which are defined in the Credit Documents (including schedules and exhibits thereto) and not defined herein shall have the meanings attributed thereto in the Credit Documents.

     A.   Basis of Opinion.
          ----------------

     As the basis for the conclusions expressed in this opinion letter, we have examined, considered and relied upon the following:

          (1) A copy of each of the Credit Documents executed by the Company;

          (2) A recent Certificate of Good Standing of the Company issued by the Secretary of State of the State of Texas;

          (3) A copy of the Articles of Incorporation and amendments thereto, and a copy of the Bylaws of the Company, in each case as certified to us by the Company Certificate;

          (4) Such other documents and records as we have deemed relevant, necessary or appropriate in connection with or as a basis for the opinions hereafter set forth; and

                                  Exhibit "O"                            Page 74
                                  -----------

Bank United
December 30, 1997


          (5) Such matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

     For the purposes of this opinion letter, the documents and information referred to in this Section A are herein collectively referred to as the "Documents".

     B.   Opinions.
          --------

     Based upon our examination and consideration of the foregoing Documents, and subject to the comments, assumptions, exceptions, qualifications and limitations set forth in Section C below, we are of the opinion that:

          (1) The Company (i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas, (ii) has the full legal power and authority and all necessary licenses, permits, franchises, and other authorizations to own and operate its property and assets and to transact the business in which it is engaged, and (iii) is duly qualified to transact business as a foreign corporation in each jurisdiction where the nature of the business it transacts or the property it owns requires such qualification or licensing except in such jurisdictions where the failure to be in good standing or be licensed (as the case may be) would have no material adverse effect on the Company.

          (2) The Company has the requisite corporate power to execute, deliver, and perform the terms and provisions of each of the Credit Documents and has taken all necessary corporate action to authorize the execution, delivery, and performance by it of each such Credit Document. The Company has duly executed each of the Credit Documents, and each such Credit Document constitutes its legal, valid, and binding obligation enforceable in accordance with its terms, except as the enforceability of the rights and remedies of the Lender under each of the Credit Documents may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law) including requirements of reasonableness and good faith in the exercise of rights and remedies under the Credit Documents.

          (3) Neither the execution, delivery, or performance by the Company of the Credit Documents, nor compliance by it with the terms and provisions thereof, (i) will contravene any law, statute, rule, or regulation; (ii) to the best of our knowledge, will contravene any order, writ, injunction, or decree of any court or governmental instrumentality; (iii) to the best of our knowledge, will conflict or be inconsistent with or result in any breach of any of the material terms, covenants, conditions, or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Company

                                  Exhibit "O"                            Page 75
                                  -----------
pursuant to the terms of any agreement of the Company; (iv) will violate any provision of the Articles of Incorporation or Bylaws of the Company.

          (4) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document, or (ii) the legality, validity, binding effect or enforceability of any such Credit Document.

          (5) To the best of our knowledge, there are no actions, suits, or proceedings pending or threatened (i) with respect to any Credit Document or
(iii) that could materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Company.

          (6) The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (7) The Company is not a "holding company" or a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          (8) The execution and delivery of the Loan Agreement by the Borrower is effective to create a valid and enforceable security interest in favor of the Lender in the Collateral and the proceeds thereof.

          (9) The Lender will have a valid and duly perfected security interest in the Collateral described in the Financing Statement without further requirements for perfection or preservation of such perfection, to the extent that a security interest therein may be perfected under Article 9 of the UCC solely by filing a financing statement with the Texas Secretary of State, which lien shall be superior to any other interests therein.

     C.   Comments, Assumptions, Limitation, Qualifications and Exceptions.
          ----------------------------------------------------------------

     The opinions expressed in Section B above are based upon, and subject to, the further comments, assumptions, limitations, qualifications and exceptions set forth below:

                              Respectfully submitted,

                                  Exhibit "O"                            Page 76
                                  -----------

                                 EXHIBIT "P"
                                 -----------

                              GUARANTY AGREEMENT
                              ------------------

     THIS GUARANTY AGREEMENT (this "Guaranty") by NAB ASSET CORPORATION, a Texas corporation ("Guarantor"), is in favor of BANK UNITED, a federal savings bank (such bank, together with its successors and assigns herein called "Lender").

                                 W I T N E S S E T H:

     WHEREAS, Lender has extended and will extend credit and financial accommodations to CONSTRUCTION PORTFOLIO FUNDING, INC., a Texas corporation ("Borrower");

     WHEREAS, the Guarantor will derive substantial benefits from such extension of credit and financial accommodations to Borrower;

     NOW, THEREFORE, (i) to induce Lender, at any time from time to time, to loan monies, with or without security to or for the account of Borrower, (ii) at the special insistence and request of Lender, and (iii) for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

     1. Guarantor hereby absolutely and unconditionally guarantees the prompt and punctual payment and performance when due (whether at its maturity, by lapse of time, by acceleration or otherwise) of the Guaranteed Obligations (hereinafter defined). This is a specific guaranty applicable to and guaranteeing any and all amounts of principal, interest (including interest accrued subsequent to the filing of any petition under any bankruptcy, insolvency or similar law), attorneys' fees, costs of collection and other amounts owing or which hereafter become owing on or in connection with certain indebtedness, obligations or liabilities of Borrower to Lender under the instruments described below, together with all renewals, extensions, increases, replacements, and rearrangements thereof, even though represented by new instruments, including, without limitation, all present and future amounts that would become due but for the operation of (S)502 or (S)506 or any other provision of Title 11 of the United States Code (hereinafter called the "Guaranteed Obligations"), as follows:

          (a) That certain Loan and Security Agreement dated effective as of December 30, 1997, executed by and between the Borrower and the Lender;

          (b) That certain promissory note dated effective as of December 30, 1997, executed on behalf of Borrower and made payable to the order of Lender in the original principal sum of $75,000,000.00; and

          (c) All other documents and instruments as are now and hereafter executed by Borrower in connection with the instruments described in 1(a) and 1(b) above (the instruments described in paragraph 1(a), 1(b) and 1(c) hereof are hereinafter collectively called the "Loan Documents").

                                  Exhibit "P"                            Page 77
                                  -----------

     2. Guarantor hereby waives marshalling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any indebtedness, obligation or liability to which it applies or may apply, and waives presentment and demand for payment thereof, notice of dishonor or nonpayment thereof, notice of intention to accelerate, notice of acceleration, protest, and notice thereof and all other notices and demands, collection or instigation of suit or any other action by Lender in collection thereof, including any notice of default in payment thereof or other notice to, or demand of payment therefor on, any party. Further, Guarantor expressly waives each and every right to which it may be entitled by virtue of the suretyship law of the State of Texas including without limitation, any rights it may have pursuant to Rule 31, Texas Rules of Civil Procedure, V.T.C.A., Civil Practice and Remedies Code (S)17.001 and Chapter 34 of the Texas Business and Commerce Code.

     3. Guarantor agrees to pay to Lender its collection costs, including any reasonable additional amount for attorneys' fees, but in no event to exceed the maximum amount permitted by law, if the Guaranteed Obligations are not paid by Guarantor upon demand when due as required herein or if this Guaranty is enforced by suit or through probate or bankruptcy court or through any judicial proceedings whatsoever, and should it be necessary to reduce Lender's claim to judgment, such judgment shall bear interest at the rate of 10% per annum or such greater maximum rate, if any, allowed by applicable laws.

     4. This is an absolute and unconditional guaranty of payment and not of collection, by Guarantor, jointly and severally with any other guarantor of the Guaranteed Obligations in each and every particular, and Guarantor waives any right to require that (a) any action be brought against Borrower or any other person or entity, (b) Lender enforce its rights against any other guarantor of the Guaranteed Obligations, (c) Lender proceed or enforce its rights against or exhaust any security given to secure the Guaranteed Obligations, (d) Lender has Borrower joined with Guarantor or any other guarantor of all or part of the Guaranteed Obligations in any suit arising out of this Guaranty and/or the Guaranteed Obligations, or (e) Lender pursue any other remedy in Lender's powers whatsoever. Lender shall not be required to mitigate damages or take any action to reduce, collect or enforce the Guaranteed Obligations. Guarantor waives any defense arising by reason of any disability, lack of corporate authority or power, or other defense of Borrower or any other guarantor of the Guaranteed Obligations, and shall remain liable hereon regardless of whether Borrower or any other guarantor be found not liable thereon for any reason. Should Lender seek to enforce the obligations of Guarantor by action in any court, Guarantor waives any necessity, substantive or procedural, that a judgment previously be rendered against Borrower or any other person or entity or that Borrower or any other person or entity be joined in such cause or that a separate action be brought against Borrower or any other person or entity. The obligations of Guarantor hereunder are several from those of Borrower or any other person or entity (including without limitation any other surety for Borrower), and are primary obligations concerning which Guarantor is the principal obligor. All waivers herein contained shall be without prejudice to Lender at its option to proceed against Borrower or any other person or entity, whether by separate action or by joinder. The payment by Guarantor of any amount pursuant to this Guaranty shall not in anywise entitle Guarantor to any right, title or interest (whether by way of subrogation or otherwise) in and to any of the Guaranteed Obligations or any proceeds thereof, or any security therefor, unless and until the

                                  Exhibit "P"                            Page 78
                                  -----------
full amount owing to Lender on the Guaranteed Obligations has been fully paid, but when the same has been fully paid Guarantor shall be subrogated as to any payments made by the Guarantors to the rights of Lender as against Borrower and/or any endorsers, sureties or other guarantors.

     5. Guarantor agrees that suit may be brought against Guarantor and any other guarantors of the Guaranteed Obligations, jointly and severally, and against one or more of them, less than all, without impairing the rights of Lender, its successors or assigns, against the other guarantors; nor shall Lender be required to join Borrower or any other guarantor or liable party in a suit against a particular guarantor; and Lender may release Borrower and/or one or more guarantor(s) or settle with such persons or entities as Lender deems fit without releasing or impairing the rights of Lender to demand and collect the balance of such indebtedness from the other remaining guarantors not so released.

     6. Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by law, and agrees that the Guarantor's obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any rights (including without limitation rights to notice) which Guarantor might otherwise have as a result of or in connection with any of the following:

          (a) Any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding between Borrower and Lender, or any other person or entity, pertaining to the Guaranteed Obligations;

          (b) Any adjustment, indulgence, forbearance or compromise that might be granted or given by Lender to Borrower or Guarantor or any person or entity liable on the Guaranteed Obligations;

          (c) The insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution, death or lack of power of Borrower or Guarantor or any other person or entity at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of Borrower or Guarantor, or any sale, lease or transfer of any or all of the assets of Borrower or Guarantor, or any changes in the shareholders, partners, or members of Borrower or Guarantor; or any reorganization of Borrower or Guarantor;

          (d) The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including without limitation the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers
                                                       ----- -----
     or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, Borrower has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from Borrower,

                                  Exhibit "P"                            Page 79
                                  -----------
     the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations, or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

          (e) Any full or partial release of the liability of Borrower on the Guaranteed Obligations or any part thereof, of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by Guarantor that Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other person or entity, and Guarantor has not been induced to enter into this Guaranty on the basis of a contemplation, belief, understanding or agreement that other parties other than Borrower will be liable to perform the Guaranteed Obligations, or Lender will look to other parties to perform the Guaranteed Obligations;

          (f) The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;

          (g) Any release, surrender, exchange, subordination, deterioration, waste, loss or impairment of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

          (h) The failure of Lender or any other person or entity to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

          (i) The fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectability or value of any of the collateral for the Guaranteed Obligations;

          (j) Any payment by Borrower to Lender is held to constitute a preference under the bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amount to Borrower or someone else;

          (k) Any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices Guarantor or increases the likelihood that Guarantor will be required to pay the

                                  Exhibit "P"                            Page 80
                                  -----------

     Guaranteed Obligations pursuant to the terms hereof; it being the unambiguous and unequivocal intention of Guarantor that Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations; or

         (l) The fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including without limitation by way of a discharge, limitation or tolling thereof under applicable bankruptcy laws.

     7. In the event any payment by Borrower or any other guarantor of all or part of the Guaranteed Obligations to Lender is held to be a preference under the bankruptcy laws, or if for any other reason Lender is required to refund such payment or pay the amount thereof to any other party, such payment by Borrower or by such guarantor to Lender shall not constitute a release of Guarantor from any liability respecting payment of the Guaranteed Obligations, and Guarantor agrees to pay such amount to Lender upon demand.

     8. It is the intention of the parties hereto to comply with applicable usury laws; accordingly, it is agreed that notwithstanding any provision to the contrary in the Guaranteed Obligations or in this Guaranty, in any note or other instrument, or in any documents securing payment thereof or hereof, or otherwise relating thereto or hereto, no such provision shall require the payment or permit the collection of interest in excess of the maximum permitted by such laws. If any excess of interest in such respect is provided for, or shall be adjudged to be so provided for, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Guarantor nor Guarantor's heirs, successors, or assigns or any other party liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is the excess of the maximum amount permitted by such laws, (c) any such excess which may have been collected shall be, at Lender's option, either applied as a credit against the then unpaid principal amount owing on the Guaranteed Obligations, or refunded, and (d) the effective rate of interest covered by this Guaranty shall be automatically subject to reduction to the maximum lawful rate allowed under applicable usury laws.

     9. This Guaranty is for the benefit of Lender, and for such other persons and entities as may from time to time become or be the holders of any Guaranteed Obligations; and this Guaranty shall be transferable and negotiable, with the same force and effect and to the same extent as the Guaranteed Obligations may be transferable, it being understood that upon the assignment or transfer by Lender of any Guaranteed Obligations, the legal holder of such Guaranteed Obligations shall have all of the rights granted to Lender under this Guaranty.

     10. Payment of all amounts hereunder shall be made at the offices of Lender.

     11. The term "Other Indebtedness" as used herein means all indebtedness, if any, of Borrower to Lender other than the Guaranteed Obligations. If, at any time, there is Other

                                  Exhibit "P"                            Page 81
                                  -----------

Indebtedness, (a) Lender, without in any manner impairing its rights hereunder, may, at its option, exercise rights of offset by applying any deposit balances to the credit of Borrower, first, to the Other Indebtedness, and the balance, if any, to the Guaranteed Obligations, and (b) except as stated in the last sentence of this paragraph, Lender may apply all amounts realized by Lender from collateral or security held by Lender of the payment of Borrower's indebtedness, first, to the Other Indebtedness and the balance, if any, to the Guaranteed Obligations. If a particular security instrument expressly requires an application different from that permitted under the preceding sentence, proceeds realized by Lender from such security instrument shall be applied as provided in such instrument.

     12. Any notice, request or other communication required or permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor or by depositing the same in the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested, addressed to the respective parties at the address shown below or to such other address as the intended recipient may have specified in a prior written notice received by the sender (and if so given, shall be deemed given when mailed).

     13. This Guaranty shall not be wholly or partially satisfied or extinguished by Guarantor's partial payment of any amount due on the Guaranteed Obligations, but shall continue in full force and effect as against Guarantor for the full amount of the Guaranteed Obligations until payment in full thereof.

     14. This Guaranty shall be binding upon Guarantor, his heirs, devisees, executors, administrators, personal representatives, successors and assigns and shall inure to the benefit of, and be enforceable by, Lender and its successors and assigns and each and every other person who shall from time to time be or become the owner or holder of any of the Guaranteed Obligations, and each and every reference herein to "Lender" shall also include each and every successor, assign, owner or holder. Guarantor shall not assign or delegate its obligations hereunder without the prior written consent of Lender.

     15. In the event of the death of Guarantor, the obligations of the deceased Guarantor shall continue in full force and effect as to (i) all Guaranteed Obligations that are outstanding on the date of Guarantor's death and any renewals, extensions thereof, and (ii) all loans, advances, and other extensions of credit made to or for the account of Borrower on or after the date of the Guarantor's death pursuant to an obligation of Lender under any commitment or agreement described in paragraph 1 hereof and made to or with Borrower prior to the date of Guarantor's death.

     16. The release by Lender of Borrower or one or more other guarantors of all or part of the Guaranteed Obligations shall not affect the Guarantor, who shall remain fully liable in accordance with the terms of this Guaranty.

     17. This Guaranty, whether continuing, specific, and/or limited, shall be in addition to and cumulative of, and not in substitution, novation or discharge of, any and all prior or contemporaneous guaranty agreements by Guarantor or other persons or entities, in favor of Lender or assigned to Lender by others.

                                  Exhibit "P"                            Page 82
                                  -----------

    18. Guarantor represents and warrants that (i) this Guaranty is not given with actual intent to hinder, delay or defraud any entity to which Guarantor is or will become, on or after the date hereof, indebted; (ii) Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Guaranty, including, without limitation, Guarantor's shareholder interest in the Borrower; (iii) Guarantor is not insolvent on the date hereof and will not become insolvent as a result of the giving of this Guaranty; (iv) Guarantor is not engaged in a business or transaction, nor is about to engage in a business or transaction, for which any property remaining with Guarantor constitutes an unreasonably small amount of capital; or (v) Guarantor does not intend to incur debts that will be beyond the Guarantor's ability to pay as such debts mature.

     19. This Guaranty shall be governed by and construed and interpreted in accordance with the laws of the United States of America and the State of Texas. Harris County, Texas shall be the proper place of venue to enforce payment or performance under this Guaranty. Guarantor irrevocably agrees that any legal proceeding arising out of or in connection with this Guaranty shall be brought in the state district courts of Harris County, Texas or in the United States District Court for the District in which Harris County, Texas is located.

     20.  Guarantor hereby represents and warrants to the Lender as follows:

          (a) Financial Statements.  Any financial statements and data which
              --------------------
     have heretofore been given to the Lender with respect to the Guarantor fairly and accurately represent the financial condition of the Guarantor as of the date hereof, and, since the date thereof, there has been no material adverse change in the financial condition of the Guarantor. Guarantor shall promptly deliver to the Lender, or the Borrower in time for the Borrower to deliver the same to the Lender, current financial statements of the Guarantor signed by the Guarantor and dated not more than ninety (90) days after the close of Borrower's fiscal year.

          (b) Address.  The address of the Guarantor as specified below is true
              -------
     and correct and until the Lender shall have actually received a written notice specifying a change of address and specifically requesting that notices be issued to such changed address, the Lender may rely on the address stated as being accurate.

     21. No delay on the part of Lender in exercising any right hereunder or failure to exercise the same shall operate as a waiver of such right, nor shall any single or partial exercise of any right, power or privilege bar any further or subsequent exercise of the same or any other right, power or privilege.

     22. This Guaranty shall not be changed orally, but shall be changed only by agreement in writing signed by the person against whom enforcement of such change is sought.

     23. The masculine and neuter genders used herein shall each include the masculine, feminine and neuter genders and the singular number used herein shall include the plural number.

                                  Exhibit "P"                            Page 83
                                  -----------

The words "person" and "entity" shall include without limitation individuals, corporations, partnerships, joint ventures, associations, joint stock companies, trusts, unincorporated organizations, and governments and any agency or political subdivision thereof.

     24. If any provision of this Guaranty is determined to be invalid by any court of competent jurisdiction or to be in violation of any applicable law, such invalidity or violation shall have no effect on any other provisions of this Guaranty (which shall remain valid and binding and in full force and effect) or in any other jurisdiction, and to that end the provisions of this Guaranty shall be considered severable.

     25. If this Guaranty is given by a corporation, then the undersigned guaranteeing corporation does hereby acknowledge that it has investigated fully the benefits and advantages which will be derived by the undersigned from execution of this Guaranty, and the Board of Directors of the undersigned corporation has decided that, and the undersigned corporation does hereby acknowledge, warrant and represent that, a direct or an indirect benefit will accrue to the undersigned by reason of execution of this Guaranty.

     26. GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT FOR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     27. To the maximum extent not prohibited by law, any controversy, dispute or claim arising out of, in connection with, or relating to the Guaranteed Obligations, including, but not limited to any claim based on or arising from an alleged tort or an alleged breach of any agreement contained in any of the Loan Documents or this Guaranty, shall, at the request of any party (either before or after the commencement of judicial proceedings), be settled by arbitration pursuant to Title 9 of the United States Code, which the parties hereto acknowledge and agree applies to the transaction involved herein, and in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"). If Title 9 of the United States Code is inapplicable to any such claim, dispute or controversy for any reason, such arbitration shall be conducted pursuant to the Texas General Arbitration Act and in accordance with the Commercial Arbitration Rules of the AAA. In any such arbitration proceeding: (i) all statutes of limitations which would otherwise be applicable shall apply; and (ii) the proceeding shall be conducted in Houston, Texas, by a single arbitrator, if the amount in controversy is $1,000,000.00 or less, or by a panel of three arbitrators if the amount in controversy is over $1,000,000.00. All arbitrators shall be selected by the process of appointment from a panel pursuant to Section 13 of the AAA Commercial Arbitration Rules and each arbitrator shall be either an active attorney or retired judge with an AAA acknowledged expertise in the subject matter of the controversy, dispute or claim. Any award rendered in any such arbitration proceeding shall be final and binding, and judgment upon any such award may be entered in any court having jurisdiction.

     If any party to any Loan Document or this Guaranty files a proceeding in any court to resolve any such controversy, dispute or claim, such action shall not constitute a waiver of the right of such party or a bar to the right of any other party to seek arbitration under the provisions of this Section

                                  Exhibit "P"                            Page 84
                                  -----------
of that or any other claim, dispute or controversy, and the court shall, upon motion of any party to the proceeding, direct that such controversy, dispute or claim be arbitrated in accordance with this Section.

     Notwithstanding any of the foregoing, the parties hereto agree that no arbitrator or panel of arbitrators shall possess or have the power to (i) assess punitive damages, (ii) dissolve, rescind or reform (except that the arbitrator may construe ambiguous terms) any Loan Document or this Guaranty, (iii) enter judgment on the debt, (iv) exercise equitable powers or issue or enter any equitable remedies, or (v) allow discovery of attorney/client privileged information. The Commercial Arbitration Rules of the AAA are hereby modified to this extent for the purposes of arbitration of any dispute, controversy or claim arising out of, in connection with, or relating to the Guaranteed Obligations, any Loan Document or this Guaranty. The parties hereby further agree to waive, each to the other, any claims for punitive damages and agree neither an arbitrator nor any court shall have the power to assess such damages.

     No provision of, or the exercise of any rights under, this Section shall limit or impair the right of any party to the Loan Documents or this Guaranty, before, during or after any arbitration proceeding to: (i) exercise self-help remedies such as setoff, or repossession; (ii) foreclose (judicially or otherwise) any lien on or security interest in any real or personal collateral; or (iii) obtain emergency relief from a court of competent jurisdiction to prevent the dissipation, damage, destruction, transfer, hypothecation, pledging, or concealment of assets or of collateral securing any indebtedness, obligation or guaranty referenced in any Loan Document. Such emergency relief may be in the nature of, but is not limited to prejudgment attachments, garnishments, sequestrations, appointments of receivers, or other emergency injunctive relief to preserve the status quo.

     28. SUBJECT TO THE PROVISIONS OF PARAGRAPH 27 OF THIS GUARANTY AND WITH RESPECT TO ANY AND ALL DISPUTES ARISING HEREUNDER, THE GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (a) SUBMITS FOR HIMSELF AND HIS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT OF ANY THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF TEXAS, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF TEXAS, AND APPELLATE COURTS FROM ANY THEREOF;

          (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM AND MAIL), POSTAGE PREPAID, TO HIM AT HIS ADDRESS SPECIFIED ON THE SIGNATURE PAGE HEREOF; AND

                                  Exhibit "P"                            Page 85
                                  -----------

          (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

     EXECUTED effective as of the 30th day of December, 1997.


                                      NAB ASSET CORPORATION, a Texas corporation


                                      By:_______________________________________
                                           ALAN FERREE, Senior Vice President


                                      Address:  2 Ada, Suite 100
                                                Irvine, California 92618



STATE OF CALIFORNIA      (S)
                         (S)
COUNTY OF __________     (S)


     This instrument was acknowledged before me on this _________________ day of December, 1997, by ALAN FERREE, Senior Vice President of NAB ASSET CORPORATION, a Texas corporation, on behalf of said corporation.



                                      __________________________________________
                                      NOTARY PUBLIC IN AND FOR
                                      THE STATE OF CALIFORNIA

[SEAL]

                                  Exhibit "P"                            Page 86
                                  -----------

                                 EXHIBIT "Q"
                                 -----------



                          CONSTRUCTION LOAN DOCUMENTS
                          ---------------------------


                                  Exhibit "Q"                            Page 87
                                  -----------